UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
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Nathan’s Famous, Inc.
(Name of Registrant as Specified in Its Charter)

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NATHAN’S FAMOUS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
SEPTEMBER 18, 2019
To our Stockholders:
The Annual Meeting of Stockholders of NATHAN’S FAMOUS, INC., which we refer to as “we”, “us”, “our,” the “Company” and “Nathan’s” will be held on Wednesday, September 18, 2019, at our offices located at One Jericho Plaza, Second Floor — Wing A, Jericho, New York 11753, at 10:00 a.m. At the meeting, you will be asked to consider and vote on:
(1)
the election of eight directors to the Board of Directors;

(2)
the adoption of the Nathan’s Famous Inc. 2019 Stock Incentive Plan;

(3)
ratification of the appointment of Marcum LLP as the independent registered public accounting firm of the Company for fiscal 2020; and

(4)
a non-binding stockholder proposal to request that the Board of Directors initiate the appropriate processes to amend the Company’s certificate of incorporation and/or by-laws to require a majority vote in uncontested elections of directors of the Company.

Action will also be taken on any other matters that properly come before the meeting. If you are a stockholder of record at the close of business on July 23, 2019, you are entitled to vote at the meeting or at any adjournment or postponement of the meeting. This notice and proxy statement are first being mailed to stockholders on or about July 26, 2019.
Please sign, date and return the enclosed proxy card as soon as possible so your shares may be voted as you direct.
By Order of the Board of Directors,

Ronald G. DeVos
Secretary
Jericho, New York
July 26, 2019

ABOUT THE MEETING	1
HOUSEHOLDING OF ANNUAL MEETING MATERIALS	6
PROPOSAL 1 — ELECTION OF DIRECTORS	7
Director Qualifications	7
Director Biographies	8
Board Recommendation	9
CORPORATE GOVERNANCE	10
Board Leadership	10
Code of Ethics	10
Risk Oversight	10
Director Independence	11
Stock Ownership Guidelines	11
Board of Directors and Committee Meetings	11
Audit Committee	11
Compensation Committee	12
Nominating Committee	12
Director Attendance at Annual Meetings	13
Policy For Stockholder Communications	13
Certain Relationships and Related Persons Transactions	13
PROPOSAL 2 — ADOPTION OF THE NATHAN’S FAMOUS, INC. 2019 STOCK INCENTIVE PLAN	15
Board Recommendation	19
PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF MARCUM LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR FISCAL 2020	20
Board Recommendation	20
CHANGE IN ACCOUNTANTS	21
AUDIT FEES	22
Principal Accountant Fees and Services	22
Audit Committee Pre-Approval	22
AUDIT COMMITTEE REPORT	23
PROPOSAL 4 — TO CONSIDER AND VOTE ON A NON-BINDING STOCKHOLDER PROPOSAL TO REQUEST THAT THE COMPANY’S BOARD OF DIRECTORS INITIATE THE APPROPRIATE PROCESSES TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION AND/OR BY-LAWS TO REQUIRE A MAJORITY VOTE IN UNCONTESTED ELECTIONS OF DIRECTORS OF THE COMPANY	24
Stockholder Resolution and Supporting Statement	24
Board Recommendation	25
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	26
Section 16(a) Beneficial Ownership Reporting Compliance	27
MANAGEMENT	28
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ii

NATHAN’S FAMOUS, INC.
One Jericho Plaza
Jericho, New York 11753
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
Wednesday, September 18, 2019
The Annual Meeting of Stockholders of Nathan’s Famous, Inc. (“we”, “us”, “our”, the “Company” or “Nathan’s”), will be held on Wednesday, September 18, 2019, at our headquarters at One Jericho Plaza, Second Floor — Wing A, Jericho, New York 11753, at 10:00 a.m.
Our Board of Directors (the “Board of Directors” or the “Board”) is soliciting your proxy to vote your shares of common stock at the annual meeting or any adjournments of that meeting. This proxy statement, which was prepared by our management for the Board of Directors, contains information about the matters to be considered at the meeting or any adjournments or postponements of the meeting. All proxies will be voted in accordance with the instructions they contain. If you do not specify your voting instructions on the proxy you submit for the meeting, it will be voted in accordance with the recommendation of the Board of Directors. You may revoke your proxy at any time before it is exercised at the meeting by giving our Secretary written notice to that effect. This proxy statement and our annual report is first being sent to stockholders on or about July 26, 2019.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on September 18, 2019. This proxy statement, the proxy card and annual report are available at http://phx.corporate-ir.net/phoenix.zhtml?c=113414&p=proxy.

ABOUT THE MEETING
What is being considered at the annual meeting?
You will be voting for:
•
the election of eight directors for a term of one year or until their successors are elected and qualified;

•
the adoption of the Nathan’s Famous Inc. 2019 Stock Incentive Plan;

•
the ratification of the appointment of Marcum LLP as the independent registered public accounting firm of the Company for fiscal 2020; and

•
a non-binding stockholder proposal to request that the Board of Directors initiate the appropriate processes to amend the Company’s certificate of incorporation and/or by-laws to require a majority vote in uncontested elections of directors of the Company.

In addition, our management will report on our performance during fiscal 2019 and respond to your questions.
The Board of Directors does not intend to present to the meeting any matters not referred to in the form of proxy. If any proposal not set forth in this proxy statement should be presented for action at the meeting, and is a matter which should come before the meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them.
How many votes must be present to hold the meeting?
Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by mail. In order for us to conduct our meeting, a majority of our outstanding shares as of July 23, 2019, the record date, must be present at the meeting, in person or by proxy. This is referred to as a quorum. On July 23, 2019, we had 4,226,809 shares issued and outstanding, excluding treasury shares.
Who can vote at the meeting?
You may vote if you owned stock as of the close of business on July 23, 2019. Each share of stock is entitled to one vote.
Who is being nominated for director?
The only director candidates nominated for election at the annual meeting are Robert J. Eide, Eric Gatoff, Brian S. Genson, Barry Leistner, Howard M. Lorber, Wayne Norbitz, A. F. Petrocelli and Charles Raich, all of whom currently serve on the Board of Directors.
What should I do if I receive more than one proxy card or other set of proxy materials from the Company?
If you hold your shares in multiple accounts or registrations, or in both registered and street name, you will receive a proxy card for each account. Please sign, date and return all proxy cards you receive from the Company. Only your latest dated proxy for each account will be voted. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is American Stock Transfer & Trust Company, 800-937-5449.
How do I vote?
If you are a record holder of shares of common stock, you can vote in four ways:
1.
Over the Internet:   Refer to the enclosed proxy card or voting instruction form for instructions on voting your shares over the Internet, which will include the website and the control number to access your account and vote your shares. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message. Your shares will be voted according to your instructions.

2.
By Telephone:   Refer to the enclosed proxy card or voting instruction form for instructions on voting your shares by telephone, which will include a toll-free number for the United States, Canada and Puerto Rico and the control number to access your account. Simply follow the recorded instructions. You must specify how you want your shares voted and confirm your vote at the end of the call or your telephone vote cannot be completed. Your shares will be voted according to your instructions.

3.
By Mail:   If you received your proxy materials by mail, complete and sign your proxy card or voting instruction form and mail it in the enclosed postage prepaid envelope we provided so that it is received by September 17, 2019, the day before the annual meeting, to be sure it is received in time to count.

4.
In Person at the Meeting:   If you attend the annual meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which we will provide to you at the annual meeting.

Can I vote if my shares are held in “street name”?
If the shares you own are held in “street name” by a brokerage firm, your brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your brokerage firm provides you. Many brokers also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your brokerage firm on your vote instruction form.
Will my shares be voted if I do not provide my proxy?
Under applicable rules, if you do not give instructions to your brokerage firm, it will still be able to vote your shares with respect to certain “discretionary” items, but it will not be allowed to vote your shares with respect to certain “non-discretionary” items. The ratification of Marcum LLP (“Marcum”) as the independent registered public accounting firm of the Company for fiscal 2020 (Proposal 3) is considered to be a discretionary item under applicable rules and your brokerage firm will be able to vote on that item even if it does not receive instructions from you, so long as it holds your shares in its name. The remaining items of business at the annual meeting are “non-discretionary” and if you do not instruct your broker how to vote with respect to such proposals, your broker may not vote with respect to such proposals and those votes will be counted as “broker non-votes.” “Broker non-votes” are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter. Please see “What vote is required to approve each of the matters to be considered at the meeting?” for information regarding the vote required to approve the matters being considered at the Annual Meeting and the treatment of broker non-votes.
If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy.
If your shares are held in street name, you must bring an account statement or letter from your bank or brokerage firm showing that you are the beneficial owner of the shares as of the record date (July 23, 2019) in order to be admitted to the meeting on September 18, 2019. To be able to vote your shares held in street name at the meeting, you will need to obtain a proxy card from the holder of record.
Can I change my mind after I vote?
Yes, you may revoke your proxy and change your vote at any time before the polls close at the meeting. You can do this by (1) signing another proxy with a later date and returning it to us prior to the meeting, or (2) voting again at the meeting.
What if I return my proxy card but do not include voting instructions?
Proxy cards that are signed and returned but do not include voting instructions will be voted (1) “FOR” the election of the nominee directors recommended by the Board of Directors, (2) “FOR” the adoption of the Nathan’s Famous Inc. 2019 Stock Incentive Plan, (3) “FOR” the ratification of the appointment of Marcum LLP as the independent registered public accounting firm of the Company for fiscal 2020 and (4) “ABSTAIN” for the non-binding stockholder proposal to request that the Board of Directors initiate the appropriate processes to amend the Company’s certificate of incorporation and/or by-laws to require a majority vote in uncontested elections of directors of the Company.
What vote is required to approve each of the matters to be considered at the meeting?
Proposal 1: Election of Directors.   Directors of the Company are elected by a plurality of the votes cast in contested and uncontested elections. The election at the annual meeting will be uncontested. “Plurality” means that the eight individuals who receive the highest number of  “FOR” votes will be elected as directors. You may vote either “FOR” or “WITHHOLD” your vote from any one or more of the nominees. Proxy cards specifying that votes should be withheld with respect to one or more nominees will result in those nominees receiving fewer votes but will not count as a vote against the nominees. If you do not instruct your broker how to vote with respect to this item, your broker may not vote your shares with respect to the election of directors. Any shares not voted by a customer will be treated as broker non-votes, and broker non-votes will have no effect on the results of the election of directors.
Proposal 2: Adoption of the Nathan’s Famous Inc. 2019 Stock Incentive Plan.   To be approved, this proposal to adopt the Nathan’s Famous Inc. 2019 Stock Incentive Plan must receive an affirmative vote from stockholders present in person or represented by proxy at the annual meeting representing a majority of the votes cast on the proposal. Abstentions will have the same effect as a vote “AGAINST” this proposal. If you do not instruct your broker how to vote with respect to this item, your broker may not vote your shares with respect to Proposal 2. Any shares not voted by a customer will be treated as broker non-votes, and broker non-votes will have no effect on the outcome of Proposal 2.
Proposal 3: Ratification of the Appointment of Marcum LLP as the Independent Registered Public Accounting Firm of the Company for Fiscal 2020.   To be approved, this proposal to ratify the appointment of Marcum LLP as the independent registered public accounting firm of the Company for fiscal 2020 must receive an affirmative vote from stockholders present in person or represented by proxy at the annual meeting representing a majority of the votes cast on the proposal. Abstentions will have the same effect as a vote “AGAINST” this proposal. For this proposal, brokerage firms have authority to vote shares of their customers that are held in “street name.” If a broker does not exercise this authority, it will result in a broker non-vote. Broker non-votes will have no effect on the outcome of Proposal 3.
Proposal 4: Non-Binding Stockholder Proposal to Request That the Board of Directors Initiate the Appropriate Processes to Amend the Company’s Certificate of Incorporation and/or By-laws to Require a Majority Vote in Uncontested Elections of Directors of the Company.   To be approved, this non-binding stockholder proposal to request that the Board of Directors initiate the appropriate processes to amend the Company’s certificate of incorporation and/or by-laws to require a majority vote in uncontested elections of directors of the Company must receive an affirmative vote from stockholders present in person or represented by proxy at the meeting representing a majority of the votes cast on the proposal. Abstentions will have the same effect as a vote “AGAINST” this proposal. If you do not instruct your broker how to vote with respect to this item, your broker may not vote your shares with respect to Proposal 4. Any shares not voted by a customer will be treated as broker non-votes, and broker non-votes will have no effect on the outcome of Proposal 4.
How will votes be counted?
Each share of common stock will be counted as one vote according to the instructions contained on a proper proxy card, whether submitted in person, by mail, on a ballot voted in person at the meeting or in accordance with the instructions provided by your broker. With respect to all proposals, shares will not be voted in favor of the matter, and will not be counted as voting on the matter, if they are broker non-votes. Assuming the presence of a quorum, abstentions and broker non-votes for a particular proposal will not be counted as votes cast to determine the outcome of a particular proposal.
Who will count the votes?
Representatives of American Stock Transfer & Trust Company, the transfer agent for our common stock, par value $.01 per share, will tabulate the votes.

Will my vote be kept confidential?
Yes, your vote will be kept confidential and we will not disclose your vote, unless (1) we are required to do so by law (including in connection with the pursuit or defense of a legal or administrative action or proceeding), or (2) there is a contested election for the Board of Directors. The inspector of elections will forward any written comments that you make on the proxy card to management without providing your name, unless you expressly request disclosure on your proxy card.
How does the Board of Directors recommend that I vote on the proposals?
The Board of Directors recommends that you vote on the proxy card:
“FOR” the election of each of the eight nominees, Robert J. Eide, Eric Gatoff, Brian S. Genson, Barry Leistner, Howard M. Lorber, Wayne Norbitz, A. F. Petrocelli and Charles Raich, proposed by the Board of Directors to serve as directors, each for a term of one year (Proposal 1);
“FOR” the adoption of the Nathan’s Famous Inc. 2019 Stock Incentive Plan (Proposal 2); and
“FOR” the ratification of the appointment of Marcum LLP as the independent registered public accounting firm of the Company for fiscal 2020 (Proposal 3).
The Board of Directors, after careful consideration, is not making a recommendation either in favor or opposed to Proposal 4, the non-binding stockholder proposal to require that the Board of Directors initiate the appropriate processes to amend the Company’s certificate of incorporation and/or by-laws to require a majority vote in uncontested elections of directors of the Company. As a result, if a properly executed proxy is submitted and no instructions are given, the proxy will not be voted with respect to Proposal 4.
Where can I find the voting results?
We will report the voting results in a Form 8-K filed with the Securities and Exchange Commission (the “SEC”) within four business days after the end of our annual meeting.
How and when may I submit a stockholder proposal, including a stockholder nomination for director, for the 2020 Annual Meeting?
If you are interested in submitting a proposal for inclusion in our proxy statement for the 2020 Annual Meeting, you need to follow the procedures outlined in Rule 14a-8 of the Securities Exchange Act of 1934, or the Exchange Act. To be eligible for inclusion, we must receive your stockholder proposal for our proxy statement for the 2020 Annual Meeting of Stockholders at our principal corporate offices in Jericho, New York no later than March 29, 2020.
In addition, our bylaws, as amended, require that we be given advance written notice for nominations for election to our Board of Directors and other matters that stockholders wish to present for action at an annual meeting other than those to be included in our proxy statement under Rule 14a-8.
Any stockholder who wants to nominate a candidate for election to the Board must deliver timely notice to our Secretary at our principal executive offices. Pursuant to our bylaws, as amended, in order to be timely, the notice must be delivered:
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in the case of an annual meeting, not later than 60 days and not earlier than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders, although if we did not hold an annual meeting or the annual meeting is called for a date that is more than 30 days before or more than 60 days after the anniversary date of the prior year’s annual meeting, the notice must be received no earlier than 90 days prior to the meeting and not later than the close of business on the later of  (i) the 60th day prior to the meeting or (ii) the 10th day following the day on which we publicly announce the date of the meeting; and

•
in the case of a special meeting of stockholders called for the purpose of electing directors, the notice must be received not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.
The stockholder’s notice to the Secretary must set forth (1) as to each person whom the stockholder proposes to nominate for election as a director (a) his or her name, age, business address and residence address, (b) his or her principal occupation and employment, (c) the number of shares of common stock of Nathan’s which are owned beneficially or of record by him or her and (d) any other information relating to the nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (2) as to the stockholder giving the notice (a) his or her name and record address and (b) the number of shares of our common stock which are owned beneficially or of record by him or her. The notice delivered by a stockholder must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. The stockholder must be a stockholder of record on the date on which he gives the notice described above and on the record date for the determination of stockholders entitled to vote at the meeting.
Pursuant to our bylaws, as amended, if notice of any stockholder proposal is received before June 21, 2020, or after July 21, 2020, then the notice will be considered untimely and we are not required to present such proposal at the 2020 Annual Meeting. Additionally, if the Board of Directors chooses to present a proposal submitted after July 21, 2020, at the 2020 Annual Meeting, then the persons named in proxies solicited by the Board of Directors for the 2020 Annual Meeting may exercise discretionary voting power with respect to such proposal.
These requirements are separate from and in addition to the requirements of the SEC that a stockholder must meet in order to have a stockholder proposal included in our proxy statement.
Any proposals, nominations or notices should be sent to:
Nathan’s Famous, Inc.
One Jericho Plaza
Second Floor — Wing A
Jericho, New York 11573
Attention: Corporate Secretary
What are the costs of soliciting these proxies and who will pay?
We will bear the costs of mailing the proxy statement and solicitation of proxies, which we estimate to be approximately $25,000. In addition to solicitations by mail, our directors, officers and regular employees may solicit proxies by telephone, email and personal communication. No additional remuneration will be paid to any director, officer or employee of the Company for such solicitation. We will request brokers, custodians and fiduciaries to forward proxy soliciting material to the owners of shares of our common stock that they hold in their names. We will reimburse banks and brokers for their reasonable out-of-pocket expenses incurred in connection with the distribution of our proxy materials. To the extent necessary in order to assure sufficient representation, our officers and regular employees may request the return of proxies personally, by telephone or email. The extent to which this will be necessary depends entirely upon how promptly proxies are received, and stockholders are urged to send in their proxies without delay.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household unless we have received contrary instructions from one or more stockholders. We will promptly deliver a separate copy of either document to you if you contact us at the following address or telephone number: Nathan’s Famous, Inc., One Jericho Plaza, Jericho, New York 11753, telephone: (516) 338-8500. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or telephone number.

PROPOSAL 1 — ELECTION OF DIRECTORS
Our certificate of incorporation, as amended, presently provides for a Board of Directors consisting of not less than three nor more than twenty-seven directors. Directors are elected to a one-year term at each annual meeting of stockholders. Our Board of Directors now consists of eight directors, as set forth below, each of whom has consented to be nominated and to serve if elected.
Name	Age	Principal Occupation	Director Since
Robert J. Eide(1)(2)(3)	66	Chairman and Chief Executive Officer — Aegis Capital Corp.	1987
Eric Gatoff	50	Chief Executive Officer — Nathan’s Famous, Inc.	2005
Brian S. Genson(1)(2)(3)	70	President — F1Collectors.com	1999
Barry Leistner(1)(2)	68	President and Chief Executive Officer — Koenig Iron Works, Inc.	1989
Howard M. Lorber	70	President and Chief Executive Officer — Vector Group Ltd., Executive Chairman of the Board — Nathan’s Famous, Inc.	1987
Wayne Norbitz	71	Former President, Chief Operating Officer — Nathan’s Famous, Inc.	1989
A. F. Petrocelli(3)	75	Chief Executive Officer and Chairman of the Board - United Capital Corp.	1993
Charles Raich(3)	76	Founding Partner (Retired) — Raich Ende Malter & Co., LLP	2004

(1)
Member of the Audit Committee.

(2)
Member of the Compensation Committee.

(3)
Member of the Nominating Committee.

Unless you indicate otherwise, shares represented by executed proxies will be voted “FOR” the election as directors of the persons listed above. As of the date of this proxy statement, the Company has no reason to believe that any nominee will be unable to serve or for good cause will not serve as a director. However, if for any reason a nominee becomes unable to serve or for good cause will not serve if elected, the Nominating Committee may recommend, and the Board may propose, a substitute nominee(s) at the annual meeting and the proxies identified in the proxy card will vote to approve the election of the substitute nominee(s). If substitute nominees are proposed, we will, in full compliance with all applicable state and federal laws and regulations, file an amended proxy statement and proxy card that, as applicable, (1) identifies the substitute nominee(s), (2) discloses that such nominees have consented to being named in the revised proxy statement and to serve if elected and (3) includes the disclosure required by Item 7 of Schedule 14A with respect to such nominees.
Director Qualifications
Our Board of Directors, acting through our Nominating Committee, is responsible for nominating a slate of director nominees that collectively have the complementary experience, qualifications, and skills and attributes to guide the Company and function effectively as a board. We believe that each of our nominees has the necessary professional experience to provide effective oversight of the Company’s business. We also believe each of our nominees has other attributes necessary to create an effective board, such as high personal and professional ethics, business and professional experience, integrity and values; practical wisdom and judgment; and a commitment to representing the long-term interests of all our stockholders. In addition to these attributes, in each individual’s biography set forth below, we have highlighted specific experience, qualifications, and skills that we believe qualify each individual to serve as a director of Nathan’s.
All directors standing for election at the 2019 annual meeting have previously been elected by Nathan’s stockholders.

Director Biographies
The following is a brief account of our directors’ business experience:
Robert J. Eide has been the Chairman and Chief Executive Officer of Aegis Capital Corp., a registered broker-dealer, since 1984. Mr. Eide served as a director of Vector Group Ltd. and VGR Holding, Inc., from November 1993 until November 2011. Mr. Eide also served as a director of Ladenburg Thalmann Financial Services, Inc., an investment banking and brokerage firm from 2001 until September 2011. On March 28, 2018, Mr. Eide, agreed to enter into an Order Instituting Administrative and Cease-And-Desist Proceedings, with the SEC whereby Mr. Eide, without admitting or denying the findings, consented to the entry of an order finding that he was a cause, solely in his capacity as CEO, of Aegis Capital Corp.’s violations of Sections 17(a) and Rule 17a-8 under the Securities Exchange Act of 1934. The Board determined that Mr. Eide should continue to serve as a director due to his financial literacy and expertise, managerial experience, and the knowledge and experience he has attained through his service as a director of the Company and other publicly-traded corporations.
Eric Gatoff has been our Chief Executive Officer since January 2007. Prior to becoming our Chief Executive Officer, he was Vice President and Corporate Counsel from October 2003. Prior to joining us, Mr. Gatoff was a partner at Grubman, Indursky & Schindler, P.C., a law firm specializing in intellectual property, media and entertainment law. Mr. Gatoff is a member of the New York State Bar Association and holds a B.B.A. in Finance from George Washington University and a J.D. from Fordham University School of Law. The Board determined that Mr. Gatoff should continue to serve as a director due to the knowledge and managerial experience he has attained as serving as our general counsel from 2003 and as our Chief Executive Officer since 2007, as well as his service as a director of the Company.
Brian S. Genson has been President of F1Collectors.com, a company engaged in the motor sport business, since 2006. Mr. Genson has also been president of Pole Position Investments, a company engaged in the motor sport business, since 1989. Mr. Genson serves as a managing director of F1Collectors.com and F1 Action located in Buntingford, England, which is engaged in investing in the motor sport industry. Mr. Genson has been a director of Ladenburg Thalmann Financial Services, Inc., an investment banking and brokerage firm, since 2004. Mr. Genson was also responsible for introducing Ben and Jerry’s Ice Cream Company to the Japanese market. Mr. Genson previously served as a director of Nathan’s from 1987 to 1989. The Board determined that Mr. Genson should continue to serve as a director due to his managerial experience and the knowledge and experience he has attained through his service as a director of the Company and other publicly-traded corporations.
Barry Leistner has been President and Chief Executive Officer of Koenig Iron Works, Inc., a company engaged in the fabrication and erection of structural steel, since 1979. Mr. Leistner is also engaged in general construction and real estate development in New York. The Board determined that Mr. Leistner should continue to serve as a director due to his managerial experience, his experience in real estate development and construction, which is relevant to the Company’s restaurant operations, and the knowledge and experience he has attained through his service as a director of the Company.
Howard M. Lorber has been our Executive Chairman of the Board since January 2007 and a director since 1987. Mr. Lorber previously served as our Chairman of the Board from 1990 through December 2006 and as our Chief Executive Officer from 1993 until December 2006. Mr. Lorber has been President and Chief Executive Officer of Vector Group Ltd., a holding company, since January 2006, a director since January 2001 and was President and Chief Operating Officer from January 2001 to December 2005. Mr. Lorber served as Vice Chairman of the board of directors of Ladenburg Thalmann Financial Services, Inc., an investment banking and brokerage firm, since July 2006 and formerly as Chairman from May 2001 to July 2006; a director of Clipper Realty Inc., a real estate company, since July 2015; formerly as a director of Morgans Hotel Group Co., a hotel company, from March 2015 until November 2016 and Chairman of such entity from May 2015 to November 2016. From November 1994 to December 2005, Mr. Lorber served as President and Chief Operating Officer of New Valley Corporation, where he also served as a director. In 2017, Mr. Lorber was appointed to serve as Chairman of the United States Holocaust Memorial Museum. He is also a trustee of Long Island University. The Board determined that Mr. Lorber should continue to serve as a director due to the knowledge and managerial experience he has attained while previously serving as our Chief Executive Officer and Executive Chairman, as well as the experience he has attained through his service as an officer and director of other publicly-traded corporations, which brings historic knowledge and continuity to the Board of Directors.
Wayne Norbitz was a consultant to the Company from August 2015 to December 2017 and an employee of the Company from 1975 to August 2015, including our President and Chief Operating Officer from October 1989 to August 2015. He previously held the positions of Director of Operations, Vice President of Operations, Senior Vice President of Operations and Executive Vice President. Prior to joining us, Mr. Norbitz held the position of Director of Operations of Wetson’s Corporation. The Board determined that Mr. Norbitz should continue to serve as a director due to the knowledge and managerial experience he has attained previously serving as one of our executive officers in various capacities from October 1989 to August 2015, which brings historic knowledge and continuity to the Board of Directors.
A. F. Petrocelli has been the Chairman of the board of directors and Chief Executive Officer of United Capital Corp., a company engaged in the ownership and management of real estate and the manufacture and sale of engineered products, since 1981, which ceased to be a public reporting company in 2011. Mr. Petrocelli also served as President of United Capital Corp. from 1981 until February 2018. He was a director of the Boyar Value Fund, Inc., a public mutual fund, from 1997 to 2007. The Board determined that Mr. Petrocelli should continue to serve as a director due to his managerial experience, his experience in the real estate industry, which is relevant to the Company’s restaurant operations, and the knowledge and experience he has attained through his service as a director of the Company and as a director of other publicly-traded companies.
Charles Raich has been a Retired Founding Partner since December 31, 2014 of Raich Ende Malter & Co., LLP, a registered public accounting firm, which he founded in 1972. Prior to that time, he was Founding Partner from January 2013 and Co-Managing Partner from 2010 to January 2013 and prior thereto for more than the past five years, Mr. Raich was the Managing Partner of Raich Ende Malter & Co., LLP. His early career included positions at both Lybrand, Ross Brothers and Montgomery and Gruntal & Co. Mr. Raich is a graduate of Hofstra University and is a certified public accountant. The Board determined that Mr. Raich should continue to serve as a director due to his financial literacy and expertise, managerial experience, and the knowledge and experience he has attained through his service as a director of the Company.
Board Recommendation
The Board of Directors unanimously recommends a vote on the proxy card “FOR” the election each of the directors listed above.

CORPORATE GOVERNANCE
Board Leadership
The Executive Chairman of the Board is Howard Lorber. The Chairman and Chief Executive Officer roles are split, and Eric Gatoff serves as Chief Executive Officer. As the former Chief Executive Officer, the Executive Chairman of the Board provides guidance to the Chief Executive Officer with respect to strategic initiatives. The Executive Chairman also approves the agenda for Board meetings and leads the Board in its discussions. The Chief Executive Officer is responsible for implementing the Company’s strategic and operating objectives and day-to-day decision-making related to such implementation. The Board believes that the separation of the offices of Executive Chairman and Chief Executive Officer is appropriate as it allows Mr. Gatoff to focus primarily on his management responsibilities. Unless invited, none of our management directors (consisting of Messrs. Lorber and Gatoff) participates in sessions of non-management directors. Our non-management directors generally meet twice annually in a formal executive session without management. Typically, our non-management directors also have informal meetings without management in conjunction with our regular Audit Committee or Board meetings. In addition, we have designated a Lead Independent Director (A.F. Petrocelli), who is expected to lead sessions of, and facilitate communications among, our non-employee directors.
The Board currently has three standing committees (Audit, Compensation and Nominating) that are chaired and composed entirely of directors who are independent under NASDAQ rules. Given the role and scope of authority of these committees, and that a majority of the Board is composed of independent directors, the Board believes that its leadership structure, with the Executive Chairman of the Board leading Board discussions, and the Lead Independent Director leading non-management executive sessions, is appropriate.
Our Board of Directors is our Company’s ultimate decision-making body except with respect to those matters reserved to the stockholders. Our Board selects our senior management team, which is charged with the conduct of our business. Having selected our senior management team, our Board acts as an advisor and counselor to senior management and oversees its performance.
Code of Ethics
Our Board of Directors has adopted a Financial Officer Code of Ethics applicable to the Company’s Executive Chairman, Chief Executive Officer, Chief Financial Officer and all other members of the Company’s Finance Department. This Code of Ethics is posted on the Company’s website, within a broader Code of Business Conduct and Ethics, at www.nathansfamous.com in the Investor Relations section. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or a waiver from, the provision of our Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and that relates to any element of such provision of our Code of Ethics by posting such information on our website within four business days of the date of such amendment or waiver. In the case of a waiver, the nature of the waiver, the name of the person to whom the waiver was granted and the date of the waiver will also be disclosed.
Risk Oversight
As part of its oversight functions, the Board of Directors is responsible for oversight of risk management at the Company. Responsibility for oversight of risk management is delegated from the Board to the Audit Committee. Management has provided the Audit Committee with its assessment of the Company’s major risk exposures and the steps management has taken to monitor and control such exposures. The Compensation Committee, as described in the Compensation Discussion and Analysis, separately reviewed the compensation program with respect to incentives for risk-taking by employees. In addition, the Compensation Committee adopted the Nathan’s Famous, Inc. Fiscal 2019 Management Incentive Plan (the “Fiscal 2019 Management Incentive Plan”), which is not subject to a stockholder vote because it was established under the authority granted to the Compensation Committee under the Nathans Famous, Inc. Code Section 162(m) Bonus Plan (the “Section 162(m) Bonus Plan”), which was approved by our stockholders at our 2016 Annual Meeting of Stockholders.

Director Independence
The Board of Directors has determined that each of Messrs. Eide, Genson, Leistner, Petrocelli and Raich are independent in accordance with NASDAQ rules. To determine independence, the Board of Directors adopted and applied the categorical standards of independence included in NASDAQ Listing Rule 5605(a)(2), which include a series of objective tests, such as that the director is not an employee of the company and has not engaged in various types of business dealings with the company.
Stock Ownership Guidelines
We have established stock ownership guidelines for our directors and executive officers. Under our guidelines, each officer and director is required to retain 33 1∕3% of the total number of option shares then-issued upon exercise. In addition, officers and directors are required to retain 33 1∕3% of the shares owned on June 1, 2009 (the date that the stock ownership guidelines were adopted), although the Board may determine to waive the requirement that shares be retained under certain circumstances.
We have a code of conduct that prohibits Board members, officers and employees from transacting in our Company’s shares while in the possession of material nonpublic information which prohibitions include, without limitation, hedging transactions.
Board of Directors and Committee Meetings
There were five meetings of the Board of Directors during the fiscal year ended March 31, 2019. All Directors attended at least 75% of the meetings of the Board of Directors.
Our Board of Directors currently has three standing committees: the Audit Committee (established in accordance with Section 3(a)(58)(A) of the Exchange Act), the Compensation Committee and the Nominating Committee. Each director who served on these committees during fiscal 2019 met the criteria for independence, as that term is defined by the SEC and NASDAQ Listing Rules. We select independent directors as members of these committees with the expectation that they will be free of relationships that might interfere with their exercise of independent judgment.
Audit Committee
For the fiscal year ended March 31, 2019, there were four meetings of the Audit Committee. All of the members of the Audit Committee attended at least 75% of the meetings of the Audit Committee. Our Audit Committee is involved in:
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the appointment, compensation and oversight of the work of the independent registered public accounting firm, and where appropriate, the replacement of the independent registered public accounting firm;

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discussions with our independent registered public accountants with respect to the scope and results of our year-end audit, our internal accounting controls and the professional services furnished to us by the independent registered public accounting firm; and

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the review of the adequacy and effectiveness of our internal controls over financial reporting. See “Audit Committee Report.”

In addition, our Audit Committee focuses on the qualitative aspects of our financial reporting to stockholders and on our processes to manage business and financial risk. Our independent registered public accounting firm reports directly and is held accountable to the Audit Committee in connection with the audit of our annual financial statements and related services.
The members of our Audit Committee are Robert Eide (Chairman), Brian Genson and Barry Leistner. A copy of our Audit Committee Charter is available on our website at www.nathansfamous.com.
We currently do not have an “audit committee financial expert.” Nevertheless, the Audit Committee has available to it the financial education and experience of Charles Raich, an independent director under NASDAQ listing standards, to perform the functions of an audit committee financial expert. Mr. Raich has the financial education and experience necessary to qualify as an “audit committee financial expert”; however, Mr. Raich has not served on the Audit Committee because, due to his prior association with Raich Ende Malter & Co., LLP, an independent public accounting firm which has received fees from Nathan’s in respect of tax services.
Compensation Committee
For the fiscal year ended March 31, 2019, there were three meetings of the Compensation Committee and the Compensation Committee also acted once by unanimous written consent. Each of the members of the Compensation Committee attended all of the Compensation Committee meetings. Our Compensation Committee:
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reviews the performance of our executive officers;

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reviews compensation programs for our officers and key employees, including cash bonus levels and grants under our stock option and incentive plans as well as the criteria for the Fiscal 2019 Management Incentive Plan. See “Compensation Discussion and Analysis” and “Compensation Committee Report”; and

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reviews director compensation.

Pursuant to its charter, the Compensation Committee has the ability to delegate its authority to subcommittees, although to date it has not done so.
The members of the Compensation Committee are Robert Eide (Chairman), Brian Genson and Barry Leistner. A copy of our Compensation Committee Charter is available on our website at www.nathansfamous.com.
Nominating Committee
For the fiscal year ended March 31, 2019, there was one meeting of the Nominating Committee. Each of the members of the Nominating Committee attended the meeting. Our Nominating Committee is responsible for:
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reviewing suggestions of candidates for director made by directors, stockholders and management;

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making recommendations to the Board regarding the composition of the Board;

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nominating individual candidates for election to the Board; and

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considering nominee recommendations made by stockholders provided that the names of such nominees, accompanied by relevant biographical information, are submitted in accordance with the procedures set forth above under “How and when may I submit a stockholder proposal, including a stockholder nomination for director, for the 2020 Annual Meeting?”

In fulfilling its responsibilities for identifying and evaluating nominees for director, the Nominating Committee takes into account the prior experience of director nominees and its application to their responsibilities as a director of Nathan’s; however, there are no stated minimum qualifications for director nominees.
The Company does not have a formal policy with regard to the consideration of diversity in identifying director nominees, but the Nominating Committee strives to nominate directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills, and expertise to oversee the Company’s businesses. In addition to considering a candidate’s background and accomplishments, candidates are reviewed in the context of the current composition of the Board and the evolving needs of our businesses. The Company’s policy is to have at least a majority of directors qualify as “independent” under the listing requirements of NASDAQ.
In the event of a vacancy on the Board, the Nominating Committee intends to identify and evaluate candidates by making requests of members of the Board and others for recommendations, requesting input from director search firms for identification and evaluation of candidates, meeting from time to time to evaluate biographical information and background material relating to potential candidates and having members of the Nominating Committee and the Board interview selected candidates. Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders on a timely basis, and that any such nomination accompanied by a written consent of the candidate to being named as a nominee and to serve as a director if elected, the Nominating Committee will evaluate director candidates recommended by stockholders by following substantially the same process, and applying substantially the same criteria, as it follows for director candidates submitted by members of the Board.
Stockholders also have the right to directly nominate director candidates, without any action or recommendation on the part of the Nominating Committee or the Board, by following the procedures set forth in our bylaws, as amended, and described in the response to the question “How and when may I submit a stockholder proposal, including a stockholder nomination for director, for the 2020 Annual Meeting?” above.
The members of the Nominating Committee are A.F. Petrocelli (Chairman), Brian Genson, Robert Eide and Charles Raich. A copy of our Nominating Committee Charter is available on our website at www.nathansfamous.com.
In addition, our independent directors met informally in conjunction with each regularly scheduled quarterly Board of Directors meeting and also met in a formal executive session once during our fiscal year ended March 31, 2019.
Director Attendance at Annual Meetings
Our Board of Directors encourages director attendance at our Annual Meetings of Stockholders. All of the Company’s eight directors attended last year’s Annual Meeting.
Policy For Stockholder Communications
Mail can be addressed to directors in care of the Office of the Secretary, Nathan’s Famous, Inc., One Jericho Plaza, Second Floor — Wing A, Jericho, New York 11753. At the direction of the Board of Directors, all mail received will be opened and screened for security purposes. The mail will then be logged in. All mail, other than junk mail or obscene items, will be forwarded. Mail addressed to a particular director will be forwarded or delivered to that director. Mail addressed to “Outside Directors” or “Non-Management Directors” will be forwarded or delivered to each of the non-employee directors. Mail addressed to the “Board of Directors” will be forwarded or delivered to the Executive Chairman of the Board.
Certain Relationships and Related Persons Transactions
In July 2007, the Board adopted written Related Person Transaction Policies and Procedures, which were revised in July 2009 (as revised, the “Related Person Policy”). The Related Person Policy covers transactions with the Company where the Related Person (a term that includes executive officers, directors, director nominees, holders of 5% or more of the Company’s stock (a “Significant Stockholder”) and immediate family members of the foregoing) had, has or will have a direct or indirect material interest and the amount involved meets or exceeds the minimum threshold for disclosure in the Company’s proxy statement under relevant SEC rules, which is currently $120,000. Pursuant to the Related Person Policy, all transactions that are subject to the policy must be approved or ratified by our Audit Committee.
The Audit Committee will determine whether the terms of a covered transaction are fair to the Company and no less favorable to the Company than would be generally available absent the relationship with the Related Person, whether there are business reasons for the transaction, whether the transaction impairs the independence of an outside director and whether the transaction is material, among other considerations. Under the Related Person Policy, the Audit Committee has considered and exempted certain transactions from the application of the Related Person Policy, as follows: (1) Interests arising only from the Related Person’s position as a director of another corporation or organization that is a party to the transaction; (2) Interests arising only from the direct or indirect ownership by the Related Person and all other Related Persons in the aggregate of less than a 10% equity interest (other than a general partnership interest) in another entity which is a party to the transaction; (3) Interests arising from both the position and ownership level described in (1) and (2) above; (4) Interests arising solely from the Related Person’s position as an executive officer or employee of another entity (whether or not the person is also a director of such entity) that is a participant in the transaction, where (a) the Related Person and all other Related Persons own in the aggregate less than a 10% equity interest in such entity, (b) the Related Person and his or her immediate family members are not involved in the negotiation of the terms of the transaction with the Company and do not receive any special benefits as a result of the transaction and (c) the amount involved in the transaction equals less than the greater of   $200,000 or 5% of the annual consolidated net sales of the recipient; (5) Interests arising solely from the ownership of a class of the Company’s equity securities if all holders of that class of equity securities receive the same benefit on a pro rata basis; (6) A transaction that involves compensation to an executive officer if the compensation has been approved by the Compensation Committee of the Board or recommended to the Board for approval by the Compensation Committee of the Board and then approved by the Board; (7) A transaction that involves compensation to a director for services as a director of the Company if such compensation will be reported pursuant to Item 402(k) of Regulation S-K; (8) A transaction that is specifically contemplated by provisions of the certificate of incorporation, as amended or bylaws, as amended, of the Company; (9) Interests arising solely from indebtedness of a Significant Stockholder or an immediate family member of a Significant Stockholder to the Company; (10) A transaction where the rates or charges involved in the transaction are determined by competitive bids; (11) A transaction that involves the rendering of services as a common or contract carrier or public utility at rates or charges fixed in conformity with law or governmental authority; or (12) A transaction that involves services as a bank depositary of funds, transfer agent registrar, trustee under a trust indenture, or similar services in accordance with certain SEC rules, including the employment of executive officers on terms approved by the Compensation Committee and the payment of compensation to a director if the compensation is required to be reported in the Company’s proxy statement under Item 402 of Regulation S-K promulgated by the SEC.
In the event that prior approval is not feasible, the Related Person Policy provides that a transaction may be ratified by the Audit Committee as soon as reasonably practicable following the date of the transaction. On an annual basis, the Audit Committee is required to review all subsequent and previously approved or ratified related-party transactions that remain ongoing to determine whether they should continue.
To identify related-party transactions, each year we require our directors and officers to complete Director and Officer Questionnaires which, among other things, require each of them to identify any transactions with us in which the officer or director or their family members have an interest; we will periodically distribute the Related Person Policy to our executive officers, directors and nominees; and we will periodically make internal inquiries regarding Company relationships with known entities that qualify as related parties.

PROPOSAL 2 — ADOPTION OF THE Nathan’s Famous, Inc. 2019 STOCK INCENTIVE PLAN
Nathan’s presently maintains the 2010 Stock Incentive Plan, as amended (the “2010 Plan”), which was approved by stockholders. As of July 23, 2019, 208,584 shares of common stock remain available for future awards under the 2010 Plan.
In order to increase the number of shares available for stock option grants and provide for the grant of other stock awards to our executive officers, other employees of and consultants to the Company, its affiliates and subsidiaries, and to non-employee directors of the Company, the Board has adopted and approved, subject to stockholder approval, the Nathan’s Famous, Inc. 2019 Stock Incentive Plan (the “2019 Plan”).
The 2019 Plan will be effective as of July 1, 2020 (the “Effective Date”). Following the Effective Date, (i) no additional stock awards shall be granted under the 2010 Plan and (ii) all outstanding stock awards previously granted under the 2010 Plan shall remain subject to the terms of the 2010 Plan. All awards granted on or after the Effective Date of the 2019 Plan shall be subject to the terms of the 2019 Plan.
At the meeting, you will be asked to approve the adoption of the 2019 Plan. A copy of this plan, as proposed to be adopted, is set forth as Annex “A” to this proxy statement. The principal features of the 2019 Plan are summarized below, but the summary is qualified in its entirety by the full text of the 2019 Plan.
Stock Subject to the Plan
We will be able to issue up to 369,584 shares of common stock under the 2019 Plan which includes: (a) shares that have been authorized but not issued pursuant to the 2010 Plan as of July 1, 2020 up to a maximum of an additional 208,584 shares and (b) any shares subject to any outstanding options or restricted stock grants under any plan of the Company that were outstanding as of July 1, 2020 and that may subsequently expire unexercised, or are otherwise forfeited, up to a maximum of an additional 11,000 shares. The shares identified in clause (a) and (b) of the preceding sentence are referred to herein as the “Rollover Shares.” The stock to be offered under the 2019 Plan consists of shares of our common stock, whether authorized but unissued or reacquired. The number of shares issuable and the exercise price of outstanding options are subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, mergers, consolidations, reorganizations, recapitalizations, or other capital adjustments.
Administration of the Plan
The Compensation Committee will have the discretion to grant awards to our executive officers, other key employees of and consultants to the Company, its affiliates and subsidiaries, and non-employee directors of the Company. The Compensation Committee will determine whether to make any such grant and, if it so determines, the nature of the award and the number of shares applicable to such award. The Compensation Committee has authority to interpret the 2019 Plan, including to prescribe, amend and rescind the rules and regulations relating to the 2019 Plan.
Repricing
The Compensation Committee does not have the right to reprice any outstanding awards without the affirmative vote of a majority of the stockholders voting on the repricing proposal.
Participants
Our executive officers, other employees of and consultants to the Company, its affiliates and subsidiaries, and non-employee directors of the Company are eligible to participate in the 2019 Plan.
Forms of Equity-Based Awards Available
Under the 2019 Plan, the Compensation Committee may grant stock options, stock appreciation rights and other stock-based awards, restricted stock, and restricted stock units, all of which will vest over the period of time established by the Compensation Committee at the time of the grant of the award. Any shares subject to options or stock appreciation rights shall be counted against the number of shares issuable under the 2019 Plan as one share for every share subject to such an award. Any awards other than options or stock appreciation rights shall be counted under the 2019 Plan as one share for every one share subject thereto, other than 3.2 shares for every one share for 34,584 shares of the Rollover Shares. To the extent that a share that was subject to an award that counted as 3.2 shares against the number of shares issuable under the 2019 Plan is recycled back into the 2019 Plan due to a cancellation, forfeiture or otherwise, the 2019 Plan shall be credited with 3.2 shares.
Stock Options — Exercise Price, Term and Vesting Schedule
Stock options granted under the 2019 Plan are non-qualified. Unless otherwise determined by the Compensation Committee at grant, the exercise price for the options will be not less than the fair market value of our common stock on the date of grant of the stock option and stock options granted under the 2019 Plan shall expire not later than ten years from the date of grant. Stock options will become exercisable in installments, as determined at the time of the grant.
Upon the exercise of a stock option, optionees may pay the exercise price plus any taxes due in respect of such exercise in: (i) cash, (ii) check, (iii) other shares of the Company’s stock which have a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which said option shall be exercised, which tendered shares have been held for a period of six months or more, (iv) consideration received by the Company under any broker-assisted cashless exercise, or (v) consideration received by the Company under any net exercise program implemented by the Company in connection with the 2019 Plan.
A stock option is exercisable during the optionee’s lifetime only by him and cannot be exercised by him unless, at all times since the date of grant and at the time of exercise, he is serving as an employee, director or consultant or continuing to provide services to the Company or an affiliate of the Company, except that, upon termination of his service (other than by death or by total disability), he may exercise an option for a period of three months after his termination but only to the extent such option is exercisable on the date of such termination.
Upon termination of service by total disability or death, the optionee, the optionee’s estate or any person who acquires the right to exercise such option by bequest or inheritance or by reason of the total disability or death of the optionee, as the case may be, may exercise such option at any time within twelve months after his or her termination, but only to the extent such option is exercisable on the date of such termination.
Stock Appreciation Rights and Other Stock-Based Awards
The Compensation Committee may grant stock appreciation rights (“SARs”), which represent the right to receive an amount equal to the excess of the fair market value of a share of stock on the date of redemption over an amount set by the Compensation Committee that is not less than the fair market value of a share of stock on the date of the award. Amounts paid on the exercise of a SAR may be paid in cash, in stock or in any combination thereof; provided that a SAR, including one that entitles the holder to a cash payment on redemption, will have terms that ensure that participants will not incur a tax penalty under Section 409A of the Internal Revenue Code. Upon termination of employment, directorship or provision of consulting services, including by death or disability, awards of SARs shall be payable in accordance with their terms. The Compensation Committee may also grant rights to dividends and dividend equivalents (which may not be granted in connection with options or stock appreciation rights). The terms of any rights to dividends or dividend equivalents will be determined by the Compensation Committee at the time of grant.
Restricted Stock
The Compensation Committee may grant awards of restricted stock which are awards of common stock of the Company subject to such terms, conditions and restrictions as the Compensation Committee may provide in the award instruments granting the restricted stock. Conditions attached to the restricted stock may include, but are not limited to, restrictions upon the sale, assignment, transfer or other disposition of the restricted stock and the requirement of forfeitures of the restricted stock upon certain terminations of employment. Restricted stock will vest over such period as the Compensation Committee determines at the time of grant. When the period of restriction on restricted stock terminates, the unrestricted shares are delivered to the participant. Upon termination of employment, directorship or provision of consulting services, including by death or disability, rights to awards of restricted stock shall vest or be forfeited in accordance with their terms.
Restricted Stock Units
The Compensation Committee may grant awards of restricted stock units which units represent the participant’s right to receive shares of stock subject to such terms, conditions and restrictions as the Compensation Committee may provide in the award instruments granting the restricted stock units. Restricted stock units awarded generally will vest over such period as the Compensation Committee determines at the time of grant. The award agreement will specify whether dividend equivalents on the restricted stock units will be paid in cash or deemed reinvested in additional restricted stock units.
Change in Control
In the event of a “change in control,” at the option of the Board, (a) all options and other awards outstanding on the date of the change in control shall become immediately and fully exercisable and/or payable, and (b) an optionee will be permitted to surrender for cancellation within 60 days after the change in control any option or portion of an option which was granted more than six months prior to the date of such surrender, to the extent not yet exercised, and to receive a cash payment in an amount equal to the excess, if any, of the fair market value (on the date of surrender) of the shares of common stock subject to the option or portion thereof surrendered, over the aggregate purchase price for such shares.
For purposes of the 2019 Plan, a change in control is defined as:
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a change in control as such term is presently defined in Rule 12b-2 under the Exchange Act; or

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if any “person” (as such term is used in Section 13(d) and 14(d) of the Exchange Act) other than Nathan’s or any “person” who on the date of the adoption of the 2019 Plan is a director or officer of Nathan’s, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities representing thirty percent (30%) or more of the voting power of our then outstanding securities; or

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if during any period of two consecutive years during the term of the 2019 Plan, individuals who at the beginning of such period constitute the Board of Directors, cease for any reason to constitute at least a majority of the Board.

Grants Under the Plan
No grants of awards have been made under the 2019 Plan. Grants under the 2019 Plan are to be granted to the persons and in the amounts determined by the Compensation Committee, so it is not currently possible to predict the number of shares of common stock that will be granted or who will receive grants under the 2019 Plan after the Annual Meeting. Accordingly, amounts to be awarded to named executive officers and others under the 2019 Plan are not yet determinable.
Federal Income Tax Consequences
The following is a brief summary of the Federal income tax consequences as of the date hereof with respect to awards under the 2019 Plan for participants who are both citizens and residents of the United States. This description of the Federal income tax consequences is based upon law and Treasury interpretations in effect on the date of this proxy statement (including proposed and temporary regulations which may be changed when finalized), and it should be understood that this summary is not exhaustive, that the law may change and further that special rules may apply with respect to situations not specifically discussed herein, including Federal employment taxes, foreign, state and local taxes and estate or inheritance taxes. As such, participants have been urged to consult with their own qualified tax advisors.

The 2019 Plan is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”). In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation.
Stock Options
The options to be granted under the 2019 Plan are non-qualified stock options. No taxable income will be realized by the participant upon the grant of a non-qualified option and Nathan’s will not receive a tax deduction.
Exercise with Cash
On exercise, the excess of the fair market value of the stock at the time of exercise over the option price of such stock will be compensation and (i) will be taxable at ordinary income tax rates in the year of exercise, (ii) will be subject to withholding for Federal income and employment tax purposes and (iii) generally will be an allowable income tax deduction to us. The participant’s tax basis for stock acquired upon exercise of a non-qualified option will be equal to the option price paid for the stock, plus any amounts included in income as compensation.
Exercise with Common Stock
The participant’s compensation income and our deduction will not be affected by whether the exercise price is paid in cash or in shares of common stock. However, if the participant pays the exercise price of an option in whole or in part with previously-owned shares of common stock, the participant’s tax basis and holding period for the newly-acquired shares is determined as follows: As to a number of newly-acquired shares equal to the number of previously-owned shares used by the participant to pay the exercise price, no gain or loss will be recognized by the participant on the date of exercise and the participant’s tax basis and holding period for the previously-owned shares will carry over to the newly-acquired shares on a share-for-share basis, thereby deferring any gain inherent in the previously-owned shares. As to each remaining newly-acquired share, the participant’s tax basis will equal the fair market value of the share on the date of exercise and the participant’s holding period will begin on the day after the exercise date.
Disposition of Option Shares
When a sale of the acquired shares occurs, a participant will recognize gain or loss equal to the difference between the sales proceeds and the tax basis of the shares. Such gain or loss will be treated as capital gain or loss if the shares are capital assets. The capital gain or loss will be long-term capital gain or loss treatment if the shares have been held for more than 12 months. There will be no tax consequences to us in connection with a sale of shares acquired under an option.
Stock Appreciation Rights and Other Stock-Based Awards
Under existing tax laws, a participant will not realize any taxable income when a SAR is granted and Nathan’s will not receive a tax deduction. When a SAR is exercised, the spread between the price received at exercise and the fair market value of the SAR at the time of exercise is ordinary income to the participant (subject to withholding), and Nathan’s receives a tax deduction for the amount of income recognized by the participant. Further, under existing tax laws, a participant will not realize taxable income upon the grant of a stock-based award that provides for dividend rights, and Nathan’s will not receive a tax deduction. Upon payment of the dividend, the participant will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received, and Nathan’s will receive a tax deduction for the same amount.
Restricted Stock
A participant who is granted restricted stock generally will realize taxable income on the fair market value of the restricted stock, less any amount paid by the employee, at the time the award is no longer subject to restrictions on transfer or a substantial risk for forfeiture. However, a participant can elect under Code Section 83(b), within 30 days of receipt of the award, to recognize taxable ordinary income equal to the fair market value of Nathan’s common stock, less any amount paid by the employee, on the date of the award. Nathan’s receives a deduction in an amount equal to the ordinary income recognized by the participant in the taxable year in which restrictions lapse (or in the taxable year of the award if, at that time, the participant filed a timely election to accelerate recognition of income under Section 83(b) of the Code).
Restricted Stock Units
A participant who is granted restricted stock units will not realize any taxable income when the restricted stock unit is granted and Nathan’s will not receive a tax deduction at that time. A participant will realize taxable income on the fair market value of unrestricted common shares, less any amount paid by the participant, on the date such shares are transferred to the participant and Nathan’s will receive a deduction for the same amount.
Sections 280G and 4999
Section 280G of the Code limits our income tax deductions for compensation in the event that we undergo a change in control. Accordingly, all or some of the amount that would otherwise be deductible by us may not be deductible with respect to those options and restricted shares that become immediately exercisable or vested in the event of a change in control. In addition, if Code Section 280G limits our deduction with respect to an award to a given participant, a 20% federal excise tax (i.e., in addition to the federal income tax) will be withheld from that participant under Section 4999 on that portion of the cash or value of the common stock received by that participant that is non-deductible under Code Section 280G.
Equity Plan Information
The following table sets forth information regarding our equity compensation plans as of March 31, 2019.
Plan Category	Number of securities to be issued upon exercise of outstanding options and warrants (a)	Weighted-average exercise price of outstanding options and warrants (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a) (c)
Equity compensation plans approved by security holders	42,234	$46.807	208,584
Equity compensation plans not approved by security holders	—	—	—
Total	42,234	$46.807	208,584
Vote Required
The affirmative vote of a majority of the votes cast on this proposal in person or by proxy at the Annual Meeting is required for approval of the 2019 Plan.
Board Recommendation
Our Board of Directors recommends a vote “FOR” approval of the adoption of the 2019 Plan.

PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF MARCUM LLP AS THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR FISCAL 2020
Our Audit Committee charter provides that the Audit Committee shall appoint annually a firm of independent registered public accountants to serve as the Company’s independent registered public accounting firm. The Audit Committee has appointed Marcum to act as the independent registered public accounting firm of the Company for our fiscal year ending March 29, 2020.
If this proposal is not approved at the annual meeting, our Audit Committee will reconsider the selection of Marcum for the ensuing fiscal year, but may determine that continued retention of Marcum is in our Company’s and our stockholders’ best interests. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our Company’s and our stockholders’ best interests.
We expect representatives of Marcum to be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.
Board Recommendation
Our Board of Directors unanimously recommends that our stockholders vote “FOR” ratification of the appointment of Marcum LLP as the independent registered public accounting firm of the Company for the fiscal year ending March 29, 2020 on the proxy card.

CHANGE IN ACCOUNTANTS
Effective June 29, 2018, the Audit Committee of the Board of Directors of the Company approved the engagement of Marcum as the Company’s independent registered public accounting firm for the Company’s fiscal year ending March 31, 2019, and dismissed Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm. The change in the Company’s independent registered public accounting firm was made to reduce the fees payable by the Company in connection with the audit of its financial statements for the fiscal year ending March 31, 2019.
Grant Thornton’s audit reports on the Company’s consolidated financial statements as of and for the fiscal years ended March 25, 2018 and March 26, 2017 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.
During the fiscal years ended March 25, 2018 and March 26, 2017, and the subsequent interim periods through June 29, 2018, there were (i) no disagreements (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Grant Thornton’s satisfaction, would have caused Grant Thornton to make reference thereto in their reports on the financial statements for such years, and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.
The Company provided Grant Thornton with a copy of the disclosures the Company made in its Current Report on Form 8-K and requested that Grant Thornton furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made herein. A copy of Grant Thornton’s letter dated July 6, 2018 was filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K dated June 29, 2018, and such letter stated that it agreed with the statements concerning Grant Thornton contained therein.
During the fiscal years ended March 25, 2018 and March 26, 2017, and the subsequent interim periods through June 29, 2018, neither the Company nor anyone acting on its behalf has consulted with Marcum regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements or the effectiveness of internal control over financial reporting, and neither a written report or oral advice was provided to the Company that Marcum concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

AUDIT FEES
Principal Accountant Fees and Services
The following table presents fees for professional audit services and other services rendered by Marcum in fiscal 2019 and Grant Thornton in fiscal 2018:
	2019	2018
Audit Fees(1)	$315,000	$465,000
Audit-Related Fees(2)	0	0
Tax Fees(3)	0	0
All Other Fees(4)	0	0

(1)
Audit fees represent fees billed and expected for professional services rendered in connection with: (a) audits and reviews of the fiscal 2019 and 2018 consolidated financial statements, in accordance with standards of the PCAOB; (b) consultations on accounting matters reflected in the financial statements; and (c) attestation services with respect to securities offerings and SEC filings. The fiscal 2019 amount includes billings by Marcum the aggregate amount approximately $165,000 for fees for professional services rendered for the audit of our annual financial statements and the effectiveness of our internal control over financial reporting, as well as the review of our financial statements included in our Form 10-Q, and billings by Grant Thornton the aggregate of approximately $150,000 in conjunction with the issuance of their consent to the inclusion of the fiscal 2018 audited financial statements in our Annual Report on Form 10-K for the year ended March 31, 2019 and in our franchise disclosure document (FDD). The fiscal 2018 amount includes billing by Grant Thornton of approximately $120,000 for fees for the professional services rendered for the review of interim financial accounting in connection with the issuance of their comfort letter in conjunction with the Company’s Rule 144A offering of $150 million of 6.625% Senior Secured Notes due 2025.

(2)
Marcum and Grant Thornton did not render any audit-related services for fiscal 2019 and 2018, respectively and, accordingly, did not bill for any such services.

(3)
Marcum and Grant Thornton did not render any tax compliance, tax advice or tax planning services for fiscal 2019 and 2018, respectively and, accordingly, did not bill for any such services.

(4)
Marcum and Grant Thornton did not render any other services for fiscal 2019 and 2018, respectively and, accordingly, did not bill for any such services.

Audit Committee Pre-Approval
The Audit Committee has determined not to adopt a blanket pre-approval policy but instead to require that the Audit Committee pre-approve the compensation and terms of service for audit services provided by the independent registered public accounting firm and any changes in terms and compensation resulting from changes in audit scope, company structure or other matters. The Audit Committee has also determined to require pre-approval by the Audit Committee or its Chairman of the compensation and terms of service for any permitted non-audit services provided by the independent registered public accounting firm.

AUDIT COMMITTEE REPORT
The Audit Committee assists the Company’s Board of Directors in overseeing and monitoring the integrity of the Company’s financial reporting process, compliance with legal and regulatory requirements related to financial reporting and the quality of internal and external audit processes. The Audit Committee’s roles and responsibilities are set forth in a written charter, which is available on the Company’s website www.nathansfamous.com under “Investor Relations — Corporate Governance.” Among its duties, the Audit Committee is responsible for recommending to the Company’s Board of Directors that the Company’s financial statements be included in the Company’s Annual Report on Form 10-K. As a basis for that recommendation, the Audit Committee engaged in the following activities. The Audit Committee reviewed and discussed the audited financial statements with Nathan’s management and discussed with Marcum LLP (“Marcum”), Nathan’s’ independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee also received from Marcum the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Marcum’s communications with the Audit Committee concerning independence, and has discussed with Marcum that firm’s independence. The Audit Committee has also reviewed and discussed the fees paid to Marcum during the last fiscal year for audit services, which are set forth above under “Audit Fees.”
Management of the Company is responsible for the consolidated financial statements and reporting process, including establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a 15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a 15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of these consolidated financial statements with accounting principles generally accepted in the United States, as well as expressing an opinion on the effectiveness of internal control over financial reporting.
During fiscal 2019, management tested and evaluated the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the year ended March 31, 2019 filed with the SEC, as well as Marcum’s Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K. The latter reports relate to Marcum’s audit of  (i) the consolidated financial statements and (ii) the effectiveness of internal control over financial reporting.
Based on the discussions with Marcum concerning the audit, the independence discussions, and the discussions with the Company’s management and Marcum concerning the financial statement review and discussions, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2019, for filing with the SEC.
The Audit Committee:

Robert J. Eide, Chairman
Brian S. Genson
Barry Leistner

PROPOSAL 4 — TO CONSIDER AND VOTE ON A NON-BINDING STOCKHOLDER PROPOSAL TO REQUEST THAT THE COMPANY’S BOARD OF DIRECTORS INITIATE THE APPROPRIATE PROCESSES TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION AND/OR BY-LAWS TO REQUIRE A MAJORITY VOTE IN UNCONTESTED ELECTIONS OF DIRECTORS OF THE COMPANY
The California Public Employees’ Retirement System (“CalPERS”) has notified us of its intention to present the following proposal at the meeting. We have been notified that CalPERS owns shares of our common stock in excess of  $2,000 as of March 13, 2019 and is located at 400 Q Street, Sacramento, CA 95811. In accordance with SEC rules, the text of the stockholder proposal and supporting statement are printed below exactly as they were submitted to us. We are not responsible for the contents of the proposal or supporting statement.
Stockholder Resolution and Supporting Statement
SHAREOWNER PROPOSAL
RESOLVED, that the shareowners of Nathan’s Famous, Inc. (Company) hereby request that the Board of Directors initiate the appropriate process to amend the Company’s articles of incorporation and/or bylaws to provide that directors shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareowners in uncontested elections. A plurality vote standard, however, will apply to contested director elections; that is, when the number of director nominees exceeds the number of board seats.
SUPPORTING STATEMENT
Is accountability by the Board of Directors important to you? As a long- term shareowner of the Company, CaIPERS thinks accountability is of paramount importance. This is why we are sponsoring this proposal. This proposal would remove a plurality vote standard for uncontested elections that effectively disenfranchises shareowners and eliminates a meaningful shareowner role in uncontested director elections.
Under the Company’s current voting system, a director may be elected with as little as one affirmative vote because “withheld” votes have no legal effect. This scheme deprives shareowners of a powerful tool to hold directors accountable because it makes it impossible to defeat directors who run unopposed. Conversely, a majority voting standard allows shareowners to actually vote “against” candidates and to defeat reelection of a management nominee who is unsatisfactory to the majority of shareowners who cast votes.
A substantial number of companies have already adopted this form of majority voting. More than 90% of the companies in the S&P 500 have adopted a form of majority voting for uncontested director elections. We believe the Company should join the growing number of companies that have adopted a majority voting standard requiring incumbent directors who do not receive a favorable majority vote to submit a letter of resignation, and not continue to serve, unless the Board declines the resignation and publicly discloses its reasons for doing so.
Majority voting in director elections empowers shareowners to clearly say “no” to unopposed directors who are viewed as unsatisfactory by a majority of shareowners casting a vote. Incumbent board members serving in a majority vote system are aware that shareowners have the ability to determine whether the director remains in office. The power of majority voting, therefore, is not just the power to effectively remove poor directors, but also the power to heighten director accountability through the threat of a loss of majority support. That is what accountability is all about.
CaIPERS believes that corporate governance procedures and practices, and the level of accountability they impose, are closely related to financial performance. It is intuitive that, when directors are accountable for their actions, they perform better. We therefore ask you to join us in requesting that the Board of Directors promptly adopt the majority voting standard for uncontested director elections. We believe the Company’s shareowners will substantially benefit from the increased accountability of incumbent directors and the power to reject directors shareowners believe are not acting in their best interests. Please vote FOR this proposal.

Board Recommendation
Our Board of Directors has considered the proposal set forth above relating to majority voting for uncontested director elections, and has determined to make no voting recommendation to stockholders. Our Board of Directors recognizes that there are valid arguments for and against adopting a majority voting standard and is providing stockholders an opportunity to express their views on the topic.
The proposal, which is advisory in nature and not binding on the Company, would constitute a recommendation to our Board of Directors if approved by stockholders. As a result, approval of this proposal will not result in any amendments to our certificate of incorporation, as amended, and/or bylaws, as amended, or any change to the vote required to elect directors. In order to implement majority voting, the Company would need to amend its by-laws.
The majority of the shares present at the meeting and entitled to vote on the subject matter is required for the approval of the non-binding stockholder proposal to request that our Board of Directors initiate the appropriate processes to amend the Company’s certificate of incorporation and/or by-laws to require a majority vote in uncontested elections of directors of the Company.
Our Board of Directors makes NO RECOMMENDATION on the stockholder proposal regarding majority voting in uncontested elections of directors, Proxies solicited by our Board of Directors will be voted ABSTAIN on this proposal, unless otherwise instructed. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth as of July 23, 2019, certain information with regard to ownership of our common stock by: (i) each beneficial owner of more than 5% of our common stock, based on filings made with the SEC and, to the extent received, subsequent completed questionnaires; (ii) each director and executive officer named in the “Summary Compensation Table” and “2019 Director Compensation” table below; and (iii) all of our executive officers and directors as a group.
Name and Address(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class*
NEOs and Directors
Howard M. Lorber	980,156(3)	23.2%
A. F. Petrocelli	116,707	2.8%
Robert J. Eide	267,779(4)	6.3%
Eric Gatoff	78,752	1.9%
Ronald G. DeVos	13,709	**
Brian S. Genson	20,942	**
Charles Raich	45,920	1.1%
Barry Leistner	44,904	1.1%
Wayne Norbitz	—	—
Directors and executive officers as a group (12 persons)	1,343,014(5)	31.8%
Principal Stockholders
GAMCO Investors, Inc. et al.(6)	462,910	11.0%
Renaissance Technologies LLC(7)	262,800	6.2%
Dimensional Fund Advisors LP(8)	218,242	5.2%

*
Based on 4,226,809 shares outstanding as of July 23, 2019.

**
Less than 1%

(1)
Unless otherwise indicated, the addresses for the executive officers and directors of the Company is: One Jericho Plaza, Jericho, New York 11753. The addresses of the principal stockholders in this table are: GAMCO Investors, Inc., One Corporate Center, Rye, New York 10580, Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation, 800 Third Avenue, New York, New York 10022 and Dimensional Fund Advisors LP, Building One, 6300 Bee Cave Road, Austin TX, 78746.

(2)
Except as otherwise indicated, the beneficial owner has sole voting and investment power.

(3)
Includes 20,320 shares and 250,000 shares owned by Lorber Gamma LP and Lorber Alpha II LP, respectively, as to which Mr. Lorber disclaims beneficial ownership.

(4)
Includes (i) 250,000 shares owned by Lorber Alpha II LP, for which Mr. Eide is trustee of the beneficial owners of such entity and (ii) an aggregate of 138 shares owned directly by Isagen, LLC, a limited liability company of which Mr. Eide is the sole member.

(5)
Consists of 1,343,014 shares beneficially owned by Messrs. Eide, Genson, Lorber, Petrocelli, Raich, Leistner, DeVos, Schedler, Gatoff, Norbitz, Walker and Platte without duplication of shares as to which beneficial ownership is shared by more than one member of this group (see notes 3 and 4 above).

(6)
Based on Schedule 13D/A Amendment No. 11, jointly filed on August 8, 2017, with the SEC by Gabelli Funds, LLC, GAMCO Asset Management Inc., Teton Advisors, Inc., Gabelli & Company Investment Advisers, Inc., Gabelli Foundation, Inc., GGCP, Inc., GAMCO Investors, Inc., Associated Capital Group, Inc. and Mario J. Gabelli. Gabelli Funds, LLC has sole voting power over 2,000 shares, sole dispositive power over 2,000 shares and shared voting and shared dispositive power over 0 shares.

GAMCO Asset Management Inc. has sole voting power over 218,807 shares, sole dispositive power over 235,307 shares and shared voting and shared dispositive power over 0 shares. Gabelli & Company Investment Advisers, Inc. has sole voting power over 4,000 shares, sole dispositive power over 4,000 shares and shared voting and shared dispositive power over 0 shares. Gabelli Foundation, Inc. has sole voting power over 253 shares, sole dispositive power over 253 shares and shared voting and shared dispositive power over 0 shares. GGCP, Inc. has sole voting and sole dispositive power over 0 shares and shared voting and shared dispositive power over 0 shares. GAMCO Investors, Inc. has sole voting and sole dispositive power over 0 shares and shared voting and shared dispositive power over 0 shares. Associated Capital Group, Inc. has sole voting and sole dispositive power over 0 shares and shared voting and shared dispositive power over 0 shares. Mario J. Gabelli has sole voting and sole dispositive power over 0 shares and shared voting and shared dispositive power over 0 shares.
(7)
Based on a Schedule 13G/A Amendment No. 1 filed on February 13, 2019 by Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation. Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation each have sole voting power over 249,100 shares, shared voting power over 0 shares, sole dispositive power of 260,007 shares and shared dispositive power over 2,793 shares.

(8)
Based on a Schedule 13G/A Amendment No. 1 filed on February 8, 2019 by Dimensional Fund Advisors LP. Dimensional Fund Advisors LP has sole voting power over 207,228 shares, sole dispositive power over 218,248 shares and shared voting and shared dispositive power over 0 shares.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and NASDAQ. These officers, directors and greater than ten percent beneficial owners are required by SEC regulation to furnish us with copies of all Forms 3, 4 and 5 they file with the SEC and NASDAQ.
Based solely on our review of the copies of the forms we have received, we believe that all our officers, directors and greater than ten percent beneficial owners complied on a timely basis with all filing requirements applicable to them with respect to transactions during fiscal year 2019.

MANAGEMENT
Officers of the Company
Our current executive officers are:
Name	Age	Position with the Company
Eric Gatoff	50	Chief Executive Officer
Ronald G. DeVos	64	Vice President Finance, Chief Financial Officer and Secretary
Howard M. Lorber	70	Executive Chairman of the Board
James Walker*	51	Senior Vice President, Restaurants
Leigh Platte*	60	Senior Vice President, Food Service
Donald P. Schedler*	66	Vice President Development, Architecture and Construction

*
Not an NEO.

Ronald G. DeVos has been our Vice President Finance and Chief Financial Officer since January 1995 and our Secretary since April 1995. Prior to January 1995, he was Controller of a large Wendy’s franchisee, from June 1993 to December 1994. Mr. DeVos was Vice President Controller of Paragon Steakhouse Restaurants, Inc., a wholly-owned subsidiary of Kyotaru Company Ltd., from May 1989 to October 1992, and Controller of Paragon Restaurant Group, Inc., and its predecessors, from October 1984 to May 1989. Mr. DeVos is a member of the Board of the Long Island Chapter of the Institute of Management Accountants since 2018. Mr. DeVos was a Vice President and member of the Board of the Long Island Chapter of the Financial Executives International from 2010 through June 2017. Mr. DeVos was the 2011 recipient of the Milton Zipper Financial Executive of the Year and was honored as a CFO of the year by the Long Island Business News in 2013. Mr. DeVos holds an M.B.A. from St. John’s University and a B.A. from Queens College.
James Walker joined as our Senior Vice President — Restaurants on April 29, 2019. Mr. Walker is a recognized expert in retail and hospitality and brings more than 30 years of broad based, senior level, management experience to Nathan’s. He has held President, Chief Development Officer, Senior Operations and New Product Development positions, for brands such as Baja Fresh®, Cinnabon®, Johnny Rockets® and Subway®. Mr. Walker has conducted business in more than 65 international markets, including such emerging markets as Saudi Arabia, Tunisia, Pakistan and Mongolia. A Certified Franchise Executive, Mr. Walker earned his MBA at Duke’s Fuqua School of Business. He has achieved additional certificates and diplomas from Yale, Harvard, and MIT. In 2016, Walker was awarded the President’s “E” award from President Obama for Excellence in Furthering American Business Internationally. Mr. Walker’s skill set includes extensive experience in restaurant operations, franchising and product development. The addition of someone as accomplished and innovative as Mr. Walker demonstrates our continued commitment to our restaurant business operations.
Leigh Platte has been our Vice President, Food Service since June 2014. Mr. Platte was promoted to Senior Vice President in September 2018. Prior to June 2014, Mr. Platte was previously employed by ConAgra Foods. During his tenure at ConAgra Foods from 1999 to 2014, he held different management positions to include Director of Marketing, Hebrew National Marketing, Vice President Sales and Marketing for Hebrew National Foodservice and Director Sales for the Emerging Chain Group, which included the broader ConAgra Foods product portfolio. His responsibilities comprised retail and foodservice businesses and included national accounts, distributors, alliances, sports and entertainment sponsorship properties and the customer service group. Mr. Platte holds a B.S. degree in Business Management and Marketing from Ithaca College.
Donald P. Schedler has been our Vice President-Development, Architecture and Construction since January 2005. Mr. Schedler initially joined us in March 1989 as Director of Architecture and Construction and was made Vice President Architecture and Construction in February 1991 before being promoted to his current position. Prior to March 1989, he was a Director of Construction for The Riese Organization,

restaurateurs, from January 1988 to February 1989 and an Associate and Project Architect with Frank Guillot Architects, Ltd. from June 1985 to January 1988. Mr. Schedler is a registered architect in the states of Vermont and New York, and holds a B.A. degree in economics from Susquehanna University and a M.A. degree in architecture from Syracuse University.
For the biographies of Messrs. Gatoff and Lorber, please see “Proposal 1 — Election of Directors — Director Biographies.”

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Executive Summary
In considering our executive compensation policies and practices, we seek to balance our interest in limiting operating expenses and minimizing stockholder dilution with our interest in using compensation to attract, retain and motivate employees. In reconciling these competing concerns, we strive to act in the long-term best interests of the Company and our stockholders. The elements of our executives’ total compensation are base salary, cash incentive awards, stock incentive awards, retirement and other employee benefits and, for certain NEOs, severance protection for certain actual or constructive terminations of employment and other benefits payable upon death or disability.
The Compensation Committee has worked directly with an independent compensation consultant from time to time to assist in certain compensation determinations. The Compensation Committee has in the past retained GK Partners, an independent compensation consulting firm, to advise it with respect to the compensation of certain of its executive officers, most recently, in June 2011. Because the increase in salary for fiscal 2018 was not deemed by the Compensation Committee to be materially different from the prior years’ salary and certain NEOs received additional compensation pursuant to the 2018 Management Incentive Plan, the Company did not retain a compensation consultant with respect to fiscal 2018 compensation. The Compensation Committee may continue to retain outside executive compensation consulting firms (which historically have provided no other services to the Company) to provide general compensation expertise.
Advisory Vote on Executive Compensation
We conducted a non-binding advisory vote on executive compensation at our 2017 Annual Meeting, which our stockholders voted should be held every three years. At the 2017 Annual Meeting of Stockholders, 97.8% of the votes cast on the advisory vote on executive compensation proposal were in favor of our NEO compensation as disclosed in the 2017 proxy statement. The Compensation Committee reviewed these final vote results and determined that, given the significant level of support, fundamental changes to our executive compensation policies were not necessary. Despite the affirmative vote, however, the Compensation Committee believes that continual review of our executive compensation programs and their alignment to Company and stock price performance is in the best interests of our stockholders.
Risk Considerations
The Compensation Committee has considered whether our executive compensation program creates risks that are reasonably likely to have a material adverse effect on the Company and concluded that it does not. In reaching its conclusion, the Compensation Committee considered the Company’s strategic goals and operational practices and evaluated the design of its compensation programs to assess whether these programs foster a business environment that might drive inappropriate decision-making or behavior. While a significant portion of certain executives’ compensation may be performance-based, historically, the majority of our NEOs’ cash compensation typically consists primarily of base salary, which we believe mitigates inappropriate or excessive risk-taking that could harm stockholder value, though in Fiscal 2017, Fiscal 2018 and Fiscal 2019 the bonus or the non-equity incentive plan compensation for Mr. Gatoff exceeded his base compensation. To the extent that executives receive equity incentive awards, historically such awards have been long-term awards that were intended to align executives’ interests with those of our stockholders.
Executive Compensation Program Objectives and Overview
The Company’s current executive compensation programs are intended to achieve three fundamental objectives: (1) attract and retain qualified executives; (2) motivate performance to achieve specific short and long-term strategic and operating objectives of Nathan’s; and (3) align executives’ interests with the long-term interests of Nathan’s stockholders.

We believe that each element of our executive compensation program helps us to achieve one or more of our compensation objectives. The material elements of our executive compensation program consist of:
•
base salary;

•
bonus;

•
equity based compensation (i.e., stock options and restricted stock);

•
retirement benefits (i.e., 401(k));

•
perquisites; and

•
severance and other benefits payable upon certain termination events.

Base salaries, perquisites, retirement benefits and severance and other termination benefits are all primarily intended to attract and retain qualified executives. These are the elements of our current executive compensation program where the value of the benefit in any given year is not dependent on performance (although base salary amounts and benefits determined by reference to base salary may increase from year to year depending on cost-of-living or performance, among other things). We believe that in order to attract and retain top-caliber executives, we need to provide executives with predictable benefit amounts that reward their continued service. Some of the elements, such as base salaries and perquisites, are generally paid out on a short-term or current basis. Retirement or severance benefits are paid out on a longer-term basis upon retirement or other termination of employment. We believe that this mix of long-term and short-term elements allows us to achieve our dual goals of attracting and retaining executives (with the longer-term benefits geared toward retention and the short-term awards focused on recruitment).
Annual bonuses payable to our NEOs are intended to motivate their performance to achieve specific financial, strategic and operating objectives. Each bonus is in an amount determined by the Compensation Committee. We believe the bonuses paid to our NEOs help us to attract and retain executives. Each executive’s annual bonus is paid out on an annual short-term basis and is designed to reward performance for the applicable fiscal year, taking into consideration historical performance and whether or not the executive has taken steps in that period to achieve Nathan’s’ long-term strategic and operating objectives, including objectives that may not be realized until succeeding fiscal periods. In June 2018, the Compensation Committee adopted the Fiscal 2019 Management Incentive Plan.
From time to time we have granted equity-based compensation in order to align our executives’ long-term interests with stockholders’ long-term interests. We believe that the way to increase stockholder value is to increase the trading price of our common stock. To the extent that we believe that granting equity interests to our NEOs and other executive officers will align their interests with those of our stockholders, we may in the future grant equity interests to our executives.
We also believe equity-based compensation awards may help us retain executives, as well as motivate performance to achieve specific strategies and operating objectives. Equity-based compensation is not necessarily awarded each year. Equity-based compensation is earned on a longer-term basis than cash compensation and is designed to reward the achievement of our strategic and operating objectives for the applicable fiscal year, taking into consideration historical performance, and induce the executives to remain in our employ over the vesting period of the award.
The Compensation Committee’s general philosophy is that bonus and equity compensation should be consistent with sound corporate governance principles, as well as competitive compensation practices. The Compensation Committee believes incentive compensation fluctuates with the Company’s success in achieving financial and other goals, and that Nathan’s should continue to use long-term compensation such as periodic grants of stock awards to align stockholder and executives’ interests.

Historically, the Company has not established fixed quantitative goals for any of the objectives or metrics evaluated for the purpose of determining the amount of any bonus or equity-based compensation to be awarded. With respect to the fiscal year ended March 31, 2019, the Compensation Committee adopted the Fiscal 2019 Management Incentive Plan as a means of incentivizing its NEOs (other than Mr. Lorber) which include quantitative goals based upon predetermined financial targets which were approved by the Company’s stockholders at the Company’s 2016 Annual Meeting of Stockholders. Such plans were also intended to ensure that the Company could rely on the “performance based” exception with respect to the tax deductibility of compensation to an NEO in excess of   $1,000,000. As discussed under “Tax and Accounting Implications” below, pursuant to the Tax Cuts and Jobs Act of 2017 (the “Tax Act”), the “performance based” compensation exemption with respect to the tax deductibility of compensation received by NEOs in excess of  $1,000,000 has been eliminated.
In addition, the importance of the particular objective or metric to a specific executive’s compensation depends on the responsibilities of an executive’s position. Further, the specific objectives or metrics considered for a particular executive may be afforded greater or lesser weight in any fiscal year, depending on a variety of factors such as the Company’s overall results, the emphasis of any particular component of the Company’s business during a particular fiscal year, the Company’s performance in each area relative to its prior years’ performance, the then-current competitive and economic environment, the implementation of strategic plans whose benefits may not be immediate, any extraordinary event, such as the sale or purchase of a company, brand or line of business, which may impact the Company positively or negatively and taking into account that the Company does not want to incentivize inappropriate or excessive risk taking that could harm stockholder value. As a result, an executive’s success or failure as it relates to any one of the Company’s objectives may determine whether or not that executive is awarded a bonus, as well as the amount of any bonus that is awarded. If, following its evaluation of the foregoing, the Compensation Committee determines that an executive has helped the Company achieve, or make progress toward achieving, one or more of the Company’s objectives, a bonus and/or grant of equity-based compensation may be awarded.
The Committee has not engaged in benchmarking to establish the compensation payable to its executive officers in part because the Company’s business model has evolved to become more entrepreneurial and is no longer that of a traditional restaurant and franchise business. A large portion of the Company’s revenue and operating profit is generated by its Branded Product and retail licensing programs. Consequently, the Compensation Committee does not believe that traditional restaurant and franchise companies are actual peers for the purpose of performing a benchmark analysis and does not currently intend to engage in benchmarking in the future for the purpose of evaluating or establishing the compensation payable to its NEOs.
In fiscal 2007, the Compensation Committee sought the advice of GK Partners regarding the compensation of Eric Gatoff and Howard Lorber, both of whom entered into employment agreements on December 15, 2006, effective January 1, 2007. In June 2011, the Compensation Committee again retained GK Partners. GK Partners evaluated the Company’s compensation program to determine whether the Company adequately links pay to performance and concluded that it does. Subsequently, the Compensation Committee increased Mr. Gatoff’s annual base compensation to $375,000 in June 2014 and to $500,000 in June 2016, based on its view that Mr. Gatoff’s compensation and benefits arrangements were within the range of Chief Executive Officer compensation, benefit and perquisite practices then found in other public companies as well as the overall performance of the Company.
Mr. Lorber’s employment agreement was amended in December 2012 to increase his base compensation to $600,000 per annum and provide for the grant of 50,000 shares of restricted stock. On December 6, 2017 Mr. Lorber’s employment agreement was further amended by extending the term of the employment agreement from December 31, 2017 to December 31, 2022 and increasing his base compensation from $600,000 to $1,000,000 per annum. In establishing the increase in base salary, the Compensation Committee noted the improvement in the Company’s operating performance over the past several years and Mr. Lorber’s role in connection with the Company’s debt refinancing and the Company’s agreement with John Morrell. In addition, it was also noted that unlike the amendment entered into in 2012, Mr. Lorber did not receive restricted stock as part of the new amendment and hence the overall value of the employment contract was similar. The Compensation Committee was also of the view that Mr. Lorber’s compensation and benefits arrangements, as set forth in his employment agreement, were within the range of executive compensation, benefit and perquisite practices then found in other public companies.
The Compensation Committee then evaluated the amount of the short-term components of our executive compensation program for the other NEOs by determining the compensation payable to the other NEOs and other executives relative to that payable to Messrs. Gatoff and Lorber and taking into consideration that the base salary for certain NEOs is established by contract.
Current Executive Compensation Program Elements
We currently have employment agreements in place for two of our NEOs — Eric Gatoff and Howard M. Lorber — each of which is described in further detail below in the context of this section. There is no employment agreement in effect for Ronald G. DeVos.
Eric Gatoff.   On December 15, 2006, the Company entered into an employment agreement with Eric Gatoff pursuant to which Mr. Gatoff was appointed as Chief Executive Officer effective January 1, 2007. Under the terms of the agreement, Mr. Gatoff agreed to serve as Chief Executive Officer effective from January 1, 2007, until December 31, 2008, which period shall extend for additional one-year periods unless either party delivers notice of non-renewal no less than 180 days prior to the end of the term then in effect. No such non renewal notice has been delivered to date.
Howard M. Lorber.   On December 15, 2006, the Company entered into an employment agreement with Howard M. Lorber (the “Lorber Agreement”) pursuant to which Mr. Lorber was appointed as Executive Chairman of the Board of the Company effective January 1, 2007 through December 31, 2012. On November 1, 2012, the employment agreement with Mr. Lorber was extended to December 31, 2017 and on December 6, 2017, the employment agreement with Mr. Lorber was further extended to December 31, 2022.
Base Salaries
Salary is one of the main components of cash compensation and fits into our overall compensation objectives by providing a base for attracting and retaining significant contributors to the Company and by establishing a stable level of compensation upon which our executives may rely. Our goal is to pay to our executives a base salary that is sufficient to attract and retain them. The Compensation Committee has determined that structuring the Company’s compensation program to place a significant emphasis on base salaries, which are fixed, mitigates the potential for inappropriate or excessive risk-taking by executive officers.
For the two NEOs with employment agreements, base salaries are determined in accordance with the terms of such agreements, as amended. The base salaries reflected in the employment agreements for Messrs. Gatoff and Lorber were initially established by the Compensation Committee. The base salary of Mr. DeVos is reviewed annually by the Compensation Committee in consultation with our Executive Chairman and our Chief Executive Officer, taking into consideration his role and responsibility within our Company, as well as his experience and prior performance. In addition, the base salaries of all of our NEOs are reviewed annually by the Compensation Committee, which may make adjustments for cost-of-living increases and to reward performance.
The base salary that was paid to each NEO in fiscal 2019 is the amount reported for such officer in the designated column of the Summary Compensation Table.
Annual Bonuses
In determining the amount of any annual bonus payable to each of our NEOs, the Compensation Committee historically has evaluated such NEO’s performance measured against Nathan’s’ achievement of its financial and operating objectives.

Nathan’s financial objectives include:
•
increasing each of revenues, profits from continuing operations, pre-tax cash flow, net income and earnings per share;

•
managing cash balances; and

•
controlling corporate general and administrative expenses.

There are also operating objectives that are specific to the Company’s individual revenue centers (i.e., Company-owned restaurants, franchising, the Branded Product Program and retail licensing), all of which are designed to increase revenue and profit, as follows:
•
the level of sales at and cash contribution from Company-owned restaurants;

•
the number of new franchised and Branded Menu locations;

•
the amount of franchise fees and royalties earned from franchised and Branded Menu locations;

•
the level of sales and tonnage of products sold through the Branded Product Program;

•
the number of new Branded Product locations;

•
controlling the cost of goods sold through the Branded Product Program;

•
the amount of license royalties earned through the retail licensing program; and

•
the ability to control revenue-center specific overhead expenses.

Pursuant to Mr. Gatoff’s employment agreement, as amended, the amount of his bonus has historically been established by the Compensation Committee after considering the recommendation of the Executive Chairman of the Board based on Mr. Gatoff’s performance measured against the Company’s financial, strategic and operating objectives, including objectives that may not be realized until future periods, as described above. For fiscal 2019, in lieu of a bonus, Mr. Gatoff’s cash incentive compensation was based on the criteria established in the Fiscal 2019 Management Incentive Plan.
Mr. Lorber’s current employment agreement does not provide for a contractually-required bonus. Nevertheless, since Mr. Lorber is eligible for participation in the Company’s executive bonus program, the Compensation Committee may award bonuses to Mr. Lorber from time to time as it deems appropriate.
For the fiscal year ended March 31, 2019, in lieu of a bonus, the amount of additional cash compensation payable to Mr. DeVos was based on the Fiscal 2019 Management Incentive Plan.
Annual Incentive Plans
The Company’s NEOs other than Mr. Lorber were eligible to earn annual cash incentive awards under the Fiscal 2019 Management Incentive Plan.
The annual incentive performance criteria for fiscal 2019 varied among the participants after considering the nature of their responsibilities. For Mr. Gatoff, 75% of his compensation was based on Modified EBITDA as described in the Fiscal 2019 Management Incentive Plan, net of restaurant and franchising revenue contributions, and 25% of Mr. Gatoff’s incentive cash award will be based on Company-Owned Operating Profit and Franchising Revenue. For Mr. DeVos, the criteria for fiscal 2019 was Modified EBITDA as defined in the Fiscal 2019 Management Incentive Plan.
Under the terms of the Fiscal 2019 Management Incentive Plan for fiscal 2019, Messrs. Gatoff and DeVos were eligible to receive a target bonus of 155% and 100% of their respective base salaries. Accordingly, for Mr. Gatoff and DeVos the target bonus was $750,000 and $200,000 respectively, and the maximum bonus that they could each receive under the Fiscal 2019 Management Incentive Plan was $1,125,000 and $250,000.
The Compensation Committee may exercise negative discretion with respect to any award to reduce any amount that would otherwise be payable under the annual incentive program granted under the Fiscal 2019 Management Incentive Plan.

The fiscal 2019 performance necessary for Messrs. Gatoff and DeVos to receive annual incentive awards at the target level were set at levels which were believed to be rigorous, but reasonably achievable, based on internal corporate plans.
Bonus amounts for achieving performance criteria in between the amounts listed above are determined by linear interpolation between the higher and lower amounts. The actual performance-based incentive payments made to the selected participants for the year ended March 31, 2019 are set forth in the column labeled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table.
Equity-Based Compensation
The Compensation Committee has periodically granted equity awards under Nathan’s’ stock incentive and stock option plans. The Compensation Committee does not use constant criteria in the granting of equity compensation. The Compensation Committee makes a subjective determination of the effectiveness of each NEO and the extent of his contributions to our success, taking into consideration each NEO’s responsibilities, his performance during prior years and his expected future contribution to Nathan’s’ performance and, based on that determination, may reward an executive through an award of equity compensation. Grants of equity awards are also designed to link an increase in stockholder value to compensation. Through the use of stock awards, an increase in stock price will result in an increase in value for the grantee, which ties an increase in stockholder value to our executives’ compensation.
Historically, the form of stock awards available for grant was limited to stock options or restricted stock. However, under the 2010 Stock Incentive Plan, as amended, employees may receive grants of stock options, restricted stock, or restricted stock units, stock appreciation rights and other stock-based awards. At March 31, 2019, an aggregate of 208,584 shares were available for grants of options or stock appreciation rights or 185,808 shares were available for grants of restricted stock or restricted stock units under the Nathan’s 2010 Stock Incentive Plan, as amended. Restricted stock and restricted stock units will be subject to such restrictions as the Compensation Committee may impose. Under the terms of the 2010 Stock Incentive Plan, the term of any stock options may be no more than five years. The term of an option is determined at the time of grant. The purchase price of the shares of our common stock subject to each option granted is not less than 100% of the fair market value of our common stock at the date of grant.
Our 2010 Stock Incentive Plan provides that the Compensation Committee may adjust the number of shares under outstanding awards and for which future awards may be granted in the event of reorganization, stock split, reverse split, stock dividend, cash dividend, exchange or combination of shares, merger or any other change in capitalization. The participants in these plans may include officers, directors and employees of, or consultants to, Nathan’s and its subsidiaries or affiliates. See “Equity Plan Information.”
In reviewing the form of stock compensation granted to any or all eligible participant(s), the Compensation Committee has historically considered a variety of important administrative and technical factors, including, but not limited to: (1) the overall availability of shares under the stock compensation plan; (2) the additional stockholder dilution effects of shares granted under the plan; (3) the number of stock options and restricted shares currently outstanding under the current plans and all previous plans (individually and in the aggregate); (4) the number of options or restricted shares previously vested and/or exercised (individually and in the aggregate); (5) the overall compensation expense and current accounting impact to Nathan’s of any past or future grants; and (6) the applicable Company and employee tax implications of any such grant. The Compensation Committee intends to consider the same administrative and technical factors in determining the form of stock compensation (options, stock appreciation rights, restricted stock or restricted stock units) to be used for future grants.

Retirement Benefits and Deferred Compensation Opportunities
401(k) Savings Plan
We sponsor a retirement plan intended to be qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). Our NEOs participate in this program on the same terms as our other employees. All non union employees over age 21 who have been employed by us for at least one year are eligible to participate in the plan. Employees may contribute to the plan on a tax-deferred basis up to 20% of their total annual salary, but in no event more than the maximum permitted by the Code ($25,000 in calendar 2019), including $6,000 catch up contributions for employees 50 and over). Company contributions are discretionary. For the plan year ended December 31, 2018, we elected to make matching contributions at the rate of   $.25 per dollar contributed by each employee on up to 3% of the employee’s total salary, vesting at the cumulative rate of 20% per year of service starting one year after commencement of service and, accordingly, after six years of an employee’s service with us, matching contributions are fully vested. As of March 31, 2019, approximately 50 employees had elected to participate in the plan. For the fiscal year ended March 31, 2019, we contributed approximately $42,000 to the 401(k) plan, of which $2,097 was a matching contribution for Mr. Gatoff and $2,054 was a matching contribution for Mr. DeVos.
Deferred compensation, through both employer and employee contributions to the Nathan’s 401(k) plan, is a tax-advantaged means of providing the NEOs with additional compensation that supplements their base salaries and bonus opportunities.
Perquisites
In addition to base salaries and annual bonus opportunities, Nathan’s provides the NEOs with certain perquisites. We believe that certain perquisites are often a tax-advantaged way to provide the NEOs with additional annual compensation that supplements their base salaries and bonus opportunities. When determining each NEO’s base salary, either by contract or otherwise, we take into consideration the value of each NEO’s perquisites. Perquisites did not constitute a material portion of the compensation paid to our NEOs for fiscal 2019. We provide our NEOs with limited perquisites and personal benefits that we and the Compensation Committee believe are consistent with our executive compensation philosophy and objectives.
The Compensation Committee believes the perquisites provided to our NEOs for fiscal 2019 — which included various insurance coverages and auto and gas allowances, as reported in the “All Other Compensation” column of the Summary Compensation Table below, and are further described in the “All Other Compensation” table following the Summary Compensation Table — are reasonable and consistent with our past practices.
Severance and Other Benefits Upon Termination of Employment
The Company’s policy is to provide certain NEOs with employment agreements with certain payments in the event of the termination of their employment prior to the end of their current employment term due to death, disability or other than “for cause” (as defined in their respective employment agreements). Nathan’s selected such events because they are standard termination triggers in employment contracts. Nathan’s determined that its failure to provide such standard termination provisions would adversely affect its ability to attract and retain those NEOs and achieve its compensation objectives.
Please see the “Potential Payments Upon Termination or Change-in-Control” section below for a description of the potential payments that may be made to the NEOs in connection with their termination of employment on a change in control.
Stock Ownership Guidelines
In June 2009, the Board of Directors adopted a Stock Retention Plan. Pursuant to the Stock Retention Plan, at the time that any officer or director exercises a stock option, he will be required to retain 33 1∕3% of the total number of shares underlying options then-issued. In addition, officers and directors are required to retain 33 1∕3% of the shares owned on the date of adoption of the Stock Retention Plan. Notwithstanding the terms of the Stock Retention Plan, the Board may determine to waive the requirement that shares be retained under certain circumstances.

Tax and Accounting Implications
Section 162(m) of the Code limits the deductibility by Nathan’s of cash compensation in excess of $1,000,000 paid to the Chief Executive Officer and the four highest compensated executive officers during any taxable year, unless such compensation meets certain requirements. Historically, base compensation and bonuses paid to executive officers was generally within the $1,000,000 Section 162(m) threshold and was, therefore, also deductible by Nathan’s. The compensation of Messrs. Lorber and DeVos did not exceed the Section 162(m) threshold for the fiscal year ended March 31, 2019.
As a result of the adoption of the Fiscal 2019 Management Incentive Award Plan, it was the expectation of the Company that incentive awards granted under such plan qualify as “performance-based” compensation under Section 162(m). As a participant in the Fiscal 2019 Management Incentive Award Plan, it is anticipated that Mr. Gatoff’s compensation in excess of  $1,000,000 would be tax deductible. However, due to the elimination by the Tax Act of the exception to the limit for “qualifying performance-based compensation,” it is possible that Mr. Gatoff’s Fiscal 2019 compensation in excess of $1,000,000 will not be tax deductible.
Stock incentives granted under Nathan’s’ existing plans were intended to comply with the rules under Section 162(m) for treatment as performance-based compensation. However, due to the Tax Act Nathan’s may no longer be allowed to deduct compensation related to options granted under its stock incentive plan.
The Lorber Agreement has contained an excise tax gross-up provision since 2006, the time that Company first entered into that agreement. The Compensation Committee’s current policy is that executives should be responsible for the taxes payable by them with respect to their compensation. However, the Lorber Agreement has contained an excise tax gross-up provision since 2006, the time the Company first entered into that agreement, and accordingly, the Compensation Committee deemed it appropriate to continue such provision when it approved the amendment to Mr. Lorber’s employment contract. In addition, in unusual circumstances where the Compensation Committee believes that accommodations have to be made to recruit or retain an executive to become or remain employed by the Company, as the case may be, reimbursement for taxes payable may be included in contracts; but even in those circumstances, the “gross ups” will be limited to payments triggered by both a change in control and termination of employment and will be subject to a three-year sunset provision.
Compensation Committee Report
Nathan’s’ Compensation Committee has certain duties and powers as described in its charter. The Compensation Committee is currently composed of the non-employee directors named at the end of this report, each of whom is independent as defined by the NASDAQ Listing Rule 5605(a)(2). The Compensation Committee has reviewed and discussed with management the disclosure contained in the Compensation Discussion and Analysis set forth herein. Based upon this review and our discussions, the Nathan’s Compensation Committee recommended to its Board of Directors that the Compensation Discussion and Analysis section be included in this proxy statement and incorporated by reference into the Nathan’s Annual Report on Form 10-K.
Compensation Committee of
the Board of Directors
Robert J. Eide, Chairman
Brian S. Genson
Barry Leistner
SEC filings sometimes “incorporate information by reference.” This means the Company is referring you to information that has previously been filed with the SEC, and that this information should be considered as part of the filing you are reading. However, unless the Company specifically states otherwise in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof, this Compensation Committee Report shall not constitute soliciting material, shall not be deemed to be incorporated by reference or otherwise be considered filed under the Securities Act or the Securities Exchange Act, irrespective of any general incorporation language in any such filing.

Compensation Committee Interlocks and Insider Participation
During the fiscal year ended March 31, 2019, Messrs. Eide, Genson and Leistner served on the Compensation Committee. No member of the Compensation Committee is or has been a former or current officer or employee of the Company or had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related-party transactions.
Compensation of NEOs
The Summary Compensation Table should be read in connection with the tables and narrative descriptions that follow. The Outstanding Equity Awards at Fiscal 2019 Year-End table and information under the heading “Option Exercises and Stock Vested in Fiscal 2019” provide further information on the NEOs’ potential realizable value and actual value realized with respect to their equity awards.
The discussion of the potential payments due upon a termination of employment or change in control, below, is intended to further explain the potential future payments that are, or may become, payable to our NEOs.
Other than the 401(k) Savings Plan, the Company has not established a plan that provides for payments or other benefits at, following or in connection with the retirement of any employees.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year(1)	Salary(1) ($)	Bonus ($)	Stock Award ($)	Option Award(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(2) ($)	Total ($)
Eric Gatoff Chief Executive Officer	2019	$509,616	—	—	—	$754,544	$49,713	$1,313,873
	2018	$500,000	—	—	—	$618,921	—	$45,663	$1,164,584
	2017	$483,895	—	—	—	$664,807	—	$47,340	$1,196,042
Ronald G. DeVos Vice President – Finance and Chief Financial Officer	2019	$203,846	—	—	—	$198,707	—	$39,368	$441,921
	2018	$200,000	—	—	—	$189,797	—	$45,681	$435,478
	2017	$200,000	—	—	—	$185,224	—	$42,289	$427,513
Howard M. Lorber Executive Chairman of the Board	2019	$1,000,000	—	—	—	—	—	$16,430	$1,016,430
	2018	$700,000	—	—	—	—	—	$16,426	$716,426
	2017	$600,000	—	—	—	—	—	$16,416	$616,416

(1)
Our fiscal year ends on the last Sunday in March, which results in a 52 or 53 week year. The fiscal year ended March 31, 2019 was on the basis of a 53-week period. The fiscal years ended March 25, 2018 and March 26, 2017 were on the basis of a 52 week period. Salaries reflect the number of weeks in the reporting period.

(2)
The amounts set forth in this column represent the dollar amount of compensation paid or accrued by each of our NEOs which is not reported in any of the columns of this Summary Compensation Table to the left of this column. Please see the All Other Compensation Table below for a more detailed explanation of the compensation earned by each NEO which comprises the aggregate amounts disclosed in this column.

(3)
These amounts reflect performance-based cash awards under the Fiscal 2017 Management Incentive Plan in respect of services performed for the fiscal year ended March 26, 2017, the Fiscal 2018 Management Incentive Plan in respect of services performed for the fiscal year ended March 25, 2018 and Fiscal 2019 Management Incentive Plan in respect of services performed for the fiscal year ended March 31, 2019.

The Company did not grant any stock options or restricted stock to NEOs during fiscal year 2019. Accordingly this proxy statement does not include the Grants of Plan-Based Awards table.
All Other Compensation Table
Name	Company Matched 401(k) Contributions ($)(1)	Insurance Premiums ($)(2)	Mobile Telephone Payments ($)	Auto Allowance/Expense Reimbursement ($)	Total All Other Compensation ($)
Eric Gatoff	$2,097	$26,999	$2,072	$18,545	$49,713
Ronald G. DeVos	$2,054	$22,167	$1,607	$13,540	$39,368
Howard M. Lorber	$0	$1,430	$0	$15,000	$16,430

(1)
The amounts set forth in this column represent the dollar amount of Company contributions to each NEO under our 401(k) Plan in fiscal year 2019. Additional information regarding our 401(k) Plan is set forth in the “Compensation Discussion and Analysis” section of this proxy statement.

(2)
The amounts in this column represent Company contributions for premiums for group life, medical, dental, and long-term disability insurance for each of the NEOs during fiscal year 2019. Also includes health care deductibles paid on behalf of NEOs.

OUTSTANDING EQUITY AWARDS AT FISCAL 2019 YEAR-END
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares of Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Eric Gatoff Chief Executive Officer	0	0	$—	—	—	$—	—	—
Ronald G. DeVos Vice President – Finance and Chief Financial Officer	0	0	$—	—	—	$—	—	—
Howard M. Lorber Executive Chairman of the Board	0	0	$—	—	—	$—	—	—

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2019
	Options Awarded		Stock Awarded
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Eric Gatoff Chief Executive Officer	—	—	5,000	$583,750(1)
Ronald G. DeVos Vice President – Finance and Chief Financial Officer	—	—	—	—
Howard M. Lorber Executive Chairman of the Board	—	—	—	—

(1)
Includes $150,000 which is the amount of a special dividend payable upon vesting of the restricted stock held by Mr. Gatoff.

Nonqualified Deferred Compensation
Neither the Company nor any NEO made any contribution, distribution or withdrawal as relates to the deferral of compensation on a basis that is not tax-qualified.
Potential Payments Upon Termination or Change-in-Control
Severance Provisions of Employment Agreements and Estimation of Benefits
The employment agreements with each of Messrs. Gatoff and Lorber provide that on the termination of his agreement, the NEO is entitled to certain payments as follows:
Eric Gatoff
•
Termination by the Company without Cause (as defined in the agreement): salary for the remainder of the contract term

•
Termination by the Company for Cause (as defined in the agreement): salary, reimbursable expenses and benefits through the date of termination

•
Death: salary and bonus for balance of contract term with the bonus being equal to the amount of bonus paid or payable for the preceding fiscal year, plus reimbursable expenses and benefits through the end of the term

•
Disability: lump sum equal to his then base salary and bonus with the bonus being equal to the amount of bonus paid or payable for the preceding fiscal year

•
Change-in-control: if agreement is terminated within one year (by the Company without cause or by the executive for any reason), entitled to lump sum cash payment equal to annual salary plus bonus (paid or payable for the most recently-completed fiscal year)

Howard M. Lorber
•
In the event of any termination other than for Cause (as defined in the agreement), Mr. Lorber is entitled to receive, in addition to the other benefits specified below: salary through the date of termination, unused vacation from prior years, annual bonus for the current fiscal year prorated through the date of termination, any bonus previously awarded but not yet paid, any deferred compensation and other benefits that have vested through the date of termination

•
Termination by the Company without Cause or by Mr. Lorber for Good Reason (as defined in the agreement): salary and bonus for the remainder of the contract term, which bonus shall be equal to the average of the annual bonuses awarded to him during the three fiscal years preceding the fiscal year of termination, continued participation in benefit plans and perquisites until the end of the term

•
Termination by the Company for Cause: salary through the date of termination, unused vacation and any bonus previously awarded but not yet paid

•
Death or disability: annual salary and annual bonuses for a three-year period, which bonus shall be equal to the average of the annual bonuses awarded to him during the three fiscal years preceding the fiscal year of termination

•
Due to expiration of the agreement or, if earlier, upon termination (i) by mutual agreement, (ii) by Retirement (as defined in the agreement), or (iii) due to a Change in Control, Mr. Lorber becomes a consultant to the Company for a three-year term, during which he will receive compensation of $200,000 per year

•
Change-in-control: if agreement is terminated within one year (by the Company without Cause or by the executive for any reason other than Cause, retirement, death or disability), entitled to lump sum cash payment equal to the greater of  (A) his annual salary and annual bonuses for the remainder of the employment term (including a prorated bonus for any partial fiscal year), which bonus shall be equal to the average of the annual bonuses awarded to him during the three fiscal years preceding the fiscal year of termination, or (B) 2.99 times his annual salary and annual bonus for the fiscal year immediately preceding the fiscal year of termination, as well as a lump sum cash payment equal to the difference between the exercise price of any exercisable options having an exercise price of less than the then current market price of our common stock and such then current market price, continued participation in benefit plans and perquisites until the end of the term and a tax gross-up payment to cover any excise tax due

Estimation of Benefits
The following tables were prepared as though each NEO’s employment was terminated on March 31, 2019 (the last business day of fiscal 2019) using the closing price of the Company’s common stock as of Friday, March 29, 2019 ($68.40) and the respective NEO’s salary then in effect. The amounts under the columns which reflect a Change in Control assume that a change in control occurred on March 31, 2019. However, the executives’ employment was not terminated on March 31, 2019 and a change in control did not occur on that date. There can be no assurance that a termination of employment, a change in control or both would produce the same or similar results as those described if either or both of them occur on any other date or at any other price, or if any assumption is not correct in fact.
Stock options that become vested due to a change in control are valued based on their “spread” (i.e., the difference between the stock’s fair market value and the exercise price). The value of restricted stock is based on the market price of the Company’s common stock as of Friday, March 29, 2019.

Eric Gatoff
	Termination by Company without Cause or by Named Executive Officer with Good Reason	Death	Termination by Company of Named Executive Officer due to Disability	Termination by Company for Cause or Voluntary Termination by Named Executive Officer Without Good Reason	Termination by Company without Cause or by Named Executive Officer with Good Reason upon a Change in Control
Cash Severance(1)	$400,000	$1,154,544	$1,154,544	$25,000	$1,279,544
Value of Accelerated Unvested Equity	—	—	—	—	—
Benefits Continuation	—	—	—	—	—

(1)
Includes accrued $25,000 vacation pay as of March 31, 2019.

Ronald DeVos
	Termination by Company without Cause or by Named Executive Officer with Good Reason	Death	Termination by Company of Named Executive Officer due to Disability	Termination by Company for Cause or Voluntary Termination by Named Executive Officer Without Good Reason	Termination by Company without Cause or by Named Executive Officer with Good Reason upon a Change in Control
Cash Severance(1)	$20,000	$20,000	$20,000	$20,000	$20,000
Value of Accelerated Unvested Equity	—	—	—	—	—

(1)
Represents accrued $20,000 vacation pay as of March 31, 2019.

Howard Lorber
	Termination by Company without Cause or by Named Executive Officer with Good Reason	Death	Termination by Company of Named Executive Officer due to Disability	Termination by Company for Cause or Voluntary Termination by Named Executive Officer Without Good Reason	Termination by Company without Cause or by Named Executive Officer with Good Reason upon a Change in Control
Cash Severance	$4,350,000	$3,000,000	$3,000,000	—	$2,990,000
Value of Accelerated Unvested Equity	—	—	—	—	—
Benefits Continuation	$61,598	$49,278	$49,278	—	$110,876
Excise Tax and Gross-Up	—	—	—	—	—

Risk Considerations in our Compensation Programs
We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. As discussed above in the Compensation Discussion and Analysis, our Compensation Committee reviewed our policies and practices for executive officers. The Compensation Discussion and Analysis further identifies the features of our executive compensation program that are designed to mitigate the potential for inappropriate or excessive risk-taking by executive officers. Management also provided an assessment to the Compensation Committee regarding our compensation policies and practices for employees other than our executive officers and noted several features of our compensation program for employees that reduce the likelihood of excessive risk-taking: pay is structured to include both fixed (salary) and variable compensation (bonus and equity), with a primary emphasis on fixed compensation; any increases to base salary are typically related to cost-of-living adjustments; only a small number of employees receive bonuses and, with the exception of the Named Executive Officers (excluding the Executive Chairman), such bonuses are generally not a significant component of an employee’s total compensation; long-term incentives have been granted as equity that vests over multiple years; and the existence of our corporate-wide ethics and compliance program.
Equity Plan Information
The following table sets forth information regarding our equity compensation plans as of March 31, 2019.
Plan Category	Number of securities to be issued upon exercise of outstanding options and warrants (a)	Weighted-average exercise price of outstanding options and warrants (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a) (c)
Equity compensation plans approved by security holders	42,234	$46.807	208,584
Equity compensation plans not approved by security holders	—	—	—
Total	42,234	$46.807	208,584
The following table sets forth information regarding our equity plans as of March 31, 2019:
Name of Plan	Shares Issuable for Exercisable Options	Average Exercise Prices of Outstanding Options	Shares Available for Grant
2010 Stock Incentive Plan	42,234	$46.807	208,584
Non-Employee Director Compensation
Directors who are not our employees receive an annual fee of $20,000 and a fee of $1,000 for each Board of Directors or committee meeting attended. In addition, members of committees of the Board of Directors also receive an annual fee of $2,000 for each committee on which they serve.

2019 DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards (%)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Robert J. Eide	$35,000	—	—	—	—	—	$35,000
Brian S. Genson	$37,000	—	—	—	—	—	$37,000
Barry Leistner	$36,000	—	—	—	—	—	$36,000
A.F. Petrocelli	$26,000	—	—	—	—	—	$26,000
Charles Raich	$27,000	—	—	—	—	—	$27,000
Wayne Norbitz	$27,000	—	—	—	—		$27,000
The table below shows the aggregate number of outstanding stock options, both vested and unvested, for each of the non-employee directors as of March 31, 2019.
Name	Outstanding Stock Options
Robert J. Eide	0
Brian S. Genson	0
Barry Leistner	16,117
A.F. Petrocelli	0
Charles Raich	16,117
Wayne Norbitz	0

ANNUAL REPORT
A copy of our Annual Report of Stockholders for the fiscal year ended March 31, 2019, has been provided to all stockholders as of July 23, 2019. Stockholders are referred to the report for financial and other information about us, but such report is not incorporated in this proxy statement and is not a part of the proxy soliciting material.
We will provide without charge to any stockholder, as of the record date, copies of our Annual Report on Form 10-K, upon written request delivered to Ronald G. DeVos, Secretary, at the Company’s offices at One Jericho Plaza, Second Floor — Wing A, Jericho, New York 11753.
By Order of the Board of Directors

Ronald G. DeVos
Secretary
July 26, 2019
Jericho, New York

Annex A
NATHAN’S FAMOUS, INC.
2019 STOCK INCENTIVE PLAN
1.
PURPOSES

Nathan’s Famous, Inc. hereby adopts and establishes the Nathan’s Famous, Inc. (the “Company”) 2019 Stock Incentive Plan (the “Plan”) to attract and retain highly skilled individuals as Employees of, and Consultants to, the Company and its Affiliates and as Directors of the Company, to provide additional incentive to the Employees of and Consultants to the Company, to provide services to the Company and/or its Affiliates and to encourage the continued service of the Directors on the Board of Directors of the Company. The Plan is intended to comply with Section 409A (as defined below), and to supplement any existing stock option or incentive plan of the Company.
2.
DEFINITIONS

The capitalized terms used in this Plan have the meanings set forth below, or as otherwise defined herein. Except when otherwise indicated by the context, reference to the masculine gender shall include the feminine gender and any term used in the singular shall also include the plural.
(a)   “Affiliate” means (i) any Subsidiary of the Company, (ii) any entity or Person or group of Persons that, directly or through one or more intermediaries, is controlled by the Company and (iii) any entity or Person or group of Persons in which the Company has a significant equity interest, as determined by the Committee.
(b)   “Agreement” means any written agreement, contract or other instrument or document evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.
(c)   “Award” means any Option, award of Restricted Stock or Restricted Stock Units or Other Stock-Based Award granted under the Plan.
(d)   “Board” or “Board of Directors” means the Board of Directors of the Company.
(e)   “Change in Control” means a change of control of the Company, or in any person directly or indirectly controlling the Company, which shall mean:
(i)   a change in control as such term is presently defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended; or
(ii)   if any “person” (as such term is used in Section 13(d) and 14(d) of the Exchange Act) other than the Company or any “person” who on the date of this Agreement is a director or officer of the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the voting power of the Company’s then outstanding securities; or
(iii)   if during any period of two (2) consecutive years during the term of this Plan, individuals who at the beginning of such period constitute the Board of Directors, cease for any reason to constitute at least a majority thereof. Notwithstanding the foregoing or any provision of this Plan to the contrary, if an Award is subject to Section 409A (and not excepted therefrom) and a Change of Control is a distribution event for purposes of such Award, the foregoing definition of Change in Control shall be interpreted, administered and construed in a manner necessary to ensure that the occurrence of any such event shall result in a Change of Control only if such event qualifies as a change in the ownership or effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company, as applicable, within the meaning of Treasury Regulation §1.409A-3(i)(5).
(f)   “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor statute.
(g)   “Committee” means the Compensation Committee of the Board.

(h)   “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register the sale of the Company’s securities to such person.
(i)   “Disability” means the disability of a Participant (i) such that the Participant is considered disabled under any long term disability plan of the Company, or otherwise (ii) as determined by the Board.
(j)   “Director” means a member of the Board of Directors of the Company.
(k)   “Employee” means any person, including executive officers, employed by the Company or any Subsidiary of the Company. The payment of a Director’s fee or consulting fee by the Company shall not be sufficient in and of itself to constitute “employment” by the Company unless the Director and the Company agree that, as a result of payment of such fees in connection with services rendered, such Director should be considered an Employee.
(l)   “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(m)   “Fair Market Value” means, as of any date, the value of Stock determined as follows:
(i)   If the Stock is listed on any established stock exchange or national market system, including without limitation the NASDAQ Global Market, the Fair Market Value of a Share shall be the closing sale price for such stock (or the closing bid, if no sales were reported), as quoted on such system or exchange (or, if more than one, on the exchange with the greatest volume of trading in the Company’s Stock) on the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;
(ii)   If the Stock is regularly quoted by a recognized securities dealer, but selling prices are not reported, the Fair Market Value of a Share shall be the mean between the high and low asked prices for the Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable, or;
(iii)   In the absence of an established market for the Stock, the Fair Market Value thereof shall be determined in good faith by the Committee.
(n)   “Option” means a stock option to purchase Shares granted under Section 6.
(o)   “Other Stock-Based Award” means any right granted under Section 8.
(p)   “Participant” means an Employee, Director or Consultant to whom an Award has been made.
(q)   “Person” means any individual, corporation, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
(r)   “Plan” means this 2019 Stock Incentive Plan, as amended and in effect from time to time.
(s)   “Prior Plan” means the Nathan’s Famous, Inc. 2010 Stock Incentive Plan, as amended.
(t)   “Restricted Stock” means any Share underlying an Award granted under Section 7.
(u)   “Restricted Stock Unit” means a contractual right underlying an Award granted under Section 7 that is denominated in Shares, which Unit represents a right to receive the value of a Share (or a percentage of such value, which percentage may be higher than 100%) upon the terms and conditions set forth in the Plan and the applicable Agreement.
(v)   “Rollover Shares” shall have the meaning set forth in Section 4(a).
(w)   “Section 409A” shall mean Section 409A of the Code, the regulations and other binding guidance promulgated thereunder.

(x)   “Separation from Service” and “Separate from Service” shall mean the Participant’s death, retirement or other termination of employment by, directorship with, or provision of consulting services to the Company (including all persons treated as a single employer under Section 414(b) and 414(c) of the Code) or change in circumstances that constitutes a “separation from service” (within the meaning of Section 409A). For purposes hereof, the determination of controlled group members shall be made pursuant to the provisions of Section 414(b) and 414(c) of the Code; provided that the language “at least 50 percent” shall be used instead of  “at least 80 percent” in each place it appears in Section 1563(a)(1), (2) and (3) of the Code and Treas. Reg. §1.414(c)-2; provided, further, where legitimate business reasons exist (within the meaning of Treas. Reg. §1.409A-1(h)(3)), the language “at least 20 percent” shall be used instead of  “at least 80 percent” in each place it appears.
(y)   “Share” means a share of Stock.
(z)   “Stock” means the common stock, $.01 par value per share (as such par value may be adjusted from time to time), of the Company.
(aa)   “Subsidiary” means any entity in which the Company owns or otherwise controls, directly or indirectly, stock or other ownership interests having the voting power to elect a majority of the Board, or other governing group having functions similar to a board of directors, as determined by the Board.
(bb)   “Successor” with respect to a Participant means the legal representative of an incompetent Participant and, if the Participant is deceased, the legal representative of the estate of the Participant or the person or persons who may, by bequest or inheritance, or under the terms of an Award or of forms submitted by the Participant to the Committee, acquire the right to receive cash and/or Shares issuable in satisfaction of an Award.
3.
ADMINISTRATION

The authority to control and manage the operation and administration of the Plan shall be vested in the Committee. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.
(a)   The Committee shall have exclusive power to make Awards, to determine when and to whom Awards will be granted, the types of Awards and the number of Shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards and, subject to the terms of the Plan, to cancel or suspend Awards. In making such Award determinations, the Committee may take into account the Participant’s present and potential contribution to the Company’s success and such other factors as the Committee deems relevant.
(b)   Subject to Section 11(b) of the Plan, the Committee may determine whether, to what extent and under what circumstances Awards may be settled, paid or exercised in cash, Shares or other Awards or other property, or canceled, forfeited or suspended.
(c)   Subject to Section 11(b) of the Plan, the Committee shall have the authority to interpret the Plan and any Award or Agreement made under the Plan, to establish, amend, waive and rescind any rules and regulations relating to the administration of the Plan, to determine the terms and provisions of any Agreements entered into hereunder (not inconsistent with the Plan), and to make all other determinations necessary or advisable for the administration of the Plan.
(d)   The Committee shall determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically, or at the election of the holder thereof, or by the Committee.
(e)   The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it shall deem desirable. The determinations of the Committee in the administration of the Plan, as described herein, shall be final, binding and conclusive.
(f)   In controlling and managing the operation and administration of the Plan, the Committee shall act by a majority of its then members, by meeting or by writing or email filed without a meeting. The Committee shall maintain and keep adequate records concerning the Plan and concerning its proceedings and acts in such form and detail as the Committee may decide.

(g)   Except to the extent prohibited by applicable law or regulation, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members. The Committee may revoke any such allocation or delegation at any time.
(h)   The Company and any Affiliate shall furnish the Committee with such data and information as may be required for it to discharge its duties. The records of the Company and any Affiliate shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefit under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.
(i)   To the fullest extent permitted by law, each member and former member of the Committee and each person to whom the Board or the Committee delegates or has delegated authority under this Plan shall be entitled to indemnification by the Company against and from any loss, liability, judgment, damage, cost and reasonable expense incurred by such member, former member or other person by reason of any action taken, failure to act or determination made in good faith under or with respect to this Plan.
4.
SHARES AVAILABLE FOR AWARDS

(a)   Subject to adjustment as provided in Section 4(e), the maximum number of Shares that may be delivered pursuant to Awards granted under the Plan is 369,584, which includes any eligible rollover Shares (the “Rollover Shares”) consisting of: (a) Shares that have been authorized but not issued pursuant to the Prior Plan as of July 1, 2020 up to a maximum of an additional 208,584 Shares, plus (b) any Shares subject to any outstanding options or restricted stock grants under any plan of the Company that were outstanding as of July 1, 2020 and that subsequently expire unexercised, or are otherwise forfeited, up to a maximum of an additional 11,000 Shares.
(b)   Any Shares subject to Options or stock appreciation rights shall be counted against the numerical limits of this Section 4 as one Share for every Share subject thereto. Any Awards other than Options or stock appreciation rights shall be counted against the numerical limits of this Section 4 as one Share for every one Share subject thereto other than 3.2 Shares for every one Share subject thereof on 34,584 Shares of the Rollover Shares. To the extent that a Share that was subject to an Award that counted as 3.2 Shares against the Plan reserve pursuant to the preceding sentence is recycled back into the Plan under paragraph (d) of this Section 4, the Plan shall be credited with 3.2 Shares. The Committee will determine whether any particular Award should be allocated from the non-Rollover Shares or the Rollover Shares.
(c)   Shares to be issued under the Plan may be made available from authorized but unissued Stock, Stock held by the Company in its treasury, or Stock purchased by the Company on the open market or otherwise. During the term of the Plan, the Company will at all times reserve and keep available the number of shares of Stock that shall be sufficient to satisfy the requirements of the Plan.
(d)   If any Shares covered by an Award or to which such an Award relates, terminate, lapse or are forfeited or cancelled, or such an Award is otherwise settled without the delivery of the full number of Shares underlying the Award, then the Shares covered by such Award, or to which such Award relates, to the extent of any such forfeiture, termination, lapse, cancellation, etc., shall again be, or shall become available for issuance under the Plan; provided, however, that Shares (i) delivered in payment of the exercise price of an Option, (ii) not issued upon the net settlement or net exercise of stock appreciation rights, or (iii) delivered to or withheld by the Company to pay withholding taxes related to an Award, shall not become available again for issuance under this Plan.
(e)   In the event of any special or other dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization or other change in the capital structure of the Company, share split, reverse share split, reorganization, merger, a sale by Company of all or a substantial portion of its assets (measured on either a stand-along or consolidated basis), consolidation, corporate separation or division of the Company (including, but not limited to, a split-up, spin-off, split-off or other distribution to Company stockholders), rights offering, Company share offering, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affecting the Shares the Committee shall make such provision as it shall consider appropriate for (i) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, that the number of Shares subject to any Award shall always be a whole number. The determination of the Committee shall be conclusive; provided, further, with respect to any Award subject to Section 409A, any such adjustment shall be authorized only to the extent that such adjustment would not cause the Award to fail to comply with Section 409A.
(f)   Following the Effective Date, (i) no additional stock awards shall be granted under the Prior Plan and (ii) all outstanding stock awards previously granted under the Prior Plan shall remain subject to the terms of the Prior Plan. All Awards granted on or after the Effective Date of this Plan shall be subject to the terms of this Plan.
5.
ELIGIBILITY

All Employees, Consultants and Directors are eligible to participate in this Plan and receive Awards hereunder.
6.
OPTIONS

The Committee is hereby authorized to grant Awards of Options to Participants.
(a)   Unless otherwise provided by the Committee at the time of the grant of an Award, and not inconsistent with the provisions of the Plan and subject to Section 11(b) of the Plan, the terms of each Option shall be as follows:
(i)   Each Option shall terminate, if not previously exercised or otherwise terminated, on a date not to exceed ten (10) years.
(ii)   Each Option shall be exercisable only while (x) the Employee is employed by or providing services to the Company or an Affiliate, (y) the Director remains a Director of the Company or continues to provides services to the Company or an Affiliate, or (z) while the Consultant is providing consulting services to the Company or an Affiliate, except as set forth in Sections 9 and 12 hereof.
(iii)   The exercise price per Share of each Option shall be 100% of the Fair Market Value per Share on the date of grant of the Option.
(b)   Any Option granted hereunder shall be exercisable at such times as are set forth in Section 6(a) above. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 6(d) below. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the optionee as soon as practicable after exercise of the option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section (4)(e) of the Plan. Except as otherwise provided in Section 4, exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
(c)   The consideration to be paid for the Shares to be issued upon exercise of an Option may consist of  (i) cash, (ii) check, (iii) other shares of the Company’s Stock which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, which tendered shares have been held for a period of six months or more, (iv) consideration received by the Company under any broker-assisted cashless exercise or (v) consideration received by the Company under any net exercise program implemented by the Company.

(d)   Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
7.
RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS

The Committee is hereby authorized to grant Awards of Restricted Stock and/or Restricted Stock Units to Participants.
(a)   The Awards granted under this Section 7 shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote Shares underlying Restricted Stock Awards or the right to receive any dividend, other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.
(b)   Any Award of Restricted Stock or Restricted Stock Units may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares underlying a Restricted Stock Award, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Shares.
8.
OTHER STOCK-BASED AWARDS

The Committee is hereby authorized to grant to Participants such other Awards (including, without limitation, stock appreciation rights and rights to dividends and dividend equivalents) that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares) as are deemed by the Committee to be consistent with the purposes of the Plan. Rights to dividends and dividend equivalents may not attach to Options or stock appreciations rights. Subject to the terms of the Plan, the Committee shall determine the terms and conditions of such Awards. Notwithstanding the foregoing, the term of a stock appreciation right shall not exceed ten (10) years, and the exercise price for a stock appreciation right shall not be less than the Fair Market Value of a Share on the date of grant of such stock appreciation right. Shares or other securities delivered pursuant to a purchase right granted under this Section 8 shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, as the Committee shall determine, the value of which consideration, as established by the Committee, shall not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.
9.
TERMINATION OF EMPLOYMENT, DIRECTORSHIP OR CONSULTING ARRANGEMENT

Except as otherwise provided in an applicable Agreement or determined by the Committee and to the extent not inconsistent with Section 13(k) hereof, in case of termination of employment, directorship or provision of consulting services, the following provisions shall apply:
(a)   Termination of Status. If an Employee ceases to provide services as an Employee, Consultant or Director, if a Director ceases to serve as a Director or provide services as an Employee or Consultant or if a Consultant ceases to provide consulting services, such Person may, but only within three (3) months after the date he/she ceases to provide such services, exercise any Option to the extent that he/she was entitled to exercise it at the date of such termination. Notwithstanding the foregoing, in no event may the Option be exercised after its term has expired. To the extent that the Participant was not entitled to exercise an Option at the date of such termination, or if he/she does not exercise such Option (which he/she was entitled to exercise) within the time specified herein, the Option shall terminate. All other Awards shall be payable in accordance with their terms.
(b)   Disability of a Participant. Notwithstanding the provisions of Section 9(a) above, in the event a Participant is unable to continue his/her service as an Employee, Director or Consultant as a result of Disability, he/she may, but only within twelve (12) months from the date of termination, exercise any Option to the extent he/she was entitled to exercise it at the date of such termination. Notwithstanding the foregoing, in no event may the Option be exercised after its term has expired. To the extent that he/she was not entitled to exercise the Option at the date of termination, or if he/she does not exercise such Option (which he/she was entitled to exercise) within the time specified herein, the Option shall terminate. All other Awards shall be payable in accordance with their terms.
(c)   Death of Participant. In the event of the death of a Participant during the term of an Option, the Option shall be exercisable to the extent it was exercisable at the date of termination, at any time within twelve (12) months following the date of death, by the Participant’s Successor. Notwithstanding the foregoing, in no event may the Option be exercised after its term has expired. All other Awards shall be payable in accordance with their terms.
10.
DURATION

The Plan shall be effective as of July 1, 2020 (the “Effective Date”), subject to its approval by the stockholders of the Company. No Award shall be granted under the Plan after the tenth anniversary of the Effective Date. However, unless otherwise expressly provided in the Plan or in an applicable Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to administer the Plan and to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.
11.
AMENDMENT, MODIFICATION AND TERMINATION

(a)   Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Agreement or in the Plan, the Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval (x) if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply or (y) if the proposed amendment will increase the number of Shares that may be issued under the Plan, modify the requirements for participation in the Plan, or increase benefits that have already accrued to Participants under the Plan, (ii) the consent of the affected Participant, if such action would adversely affect the rights of such Participant under any outstanding Award or (iii) such action would constitute a “repricing” pursuant to Section 11(f) below. Notwithstanding anything to the contrary herein, the Board may amend the Plan in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction outside the United States in a tax-efficient manner and in compliance with local rules and regulations. Notwithstanding the foregoing or any provision of the Plan or an Award to the contrary, the Board may at any time (without the consent of any Participant) modify or amend any or all of the provisions of the Plan or an Award to the extent necessary to conform the provisions of the Plan or an Award to comply with Section 409A, the regulations issued thereunder or an exception thereto, regardless of whether such modification or amendment of the Award shall adversely affect the rights of a Participant.
(b)   The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retroactively, without the consent of any Participant or holder or beneficiary of an Award, provided, however, that no such action shall impair the rights of a Participant or holder or beneficiary under any Award theretofore granted under the Plan.

(c)   With respect to Participants who reside or work outside the United States of America, the Committee may, in its sole discretion, amend, or otherwise modify, without shareholder approval, the terms of the Plan or Awards with respect to such Participant in order to conform such terms with the provisions of local law; provided that such amendment or other modification shall not increase the total number of Shares reserved for purposes of the Plan without the approval of the shareholders of the Company.
(d)   The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, an event affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations or accounting principles), whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.
(e)   To the extent not inconsistent with Section 13(k) hereof, in connection with an event described in Section 12 or in Section 4(e), the Committee may, in its discretion (i) cancel any or all outstanding Awards under the Plan in consideration for payment to the holder of each such cancelled Award of an amount equal to the portion of the consideration that would have been payable to such holder pursuant to such transaction if such Award had been fully vested and exercisable, and had been fully exercised, immediately prior to such transaction, less the exercise price if any that would have been payable therefor, or (ii) if the net amount referred to in clause (i) would be negative, cancel such Award for no consideration or payment of any kind. Payment of any amount payable pursuant to the preceding sentence may be made in cash and/or securities or other property in the Committee’s discretion and to the extent applicable, must comply with Section 409A.
(f)   Unless such action is approved by the Company’s stockholders in accordance with applicable law: (i) no outstanding Option or stock appreciate right granted under the Plan may be amended to provide an exercise price that is lower than the then-current exercise price of such outstanding Option or stock appreciate right (other than adjustments to the exercise price pursuant to Sections 4(e) and 12); (ii) the Committee may not cancel any outstanding Option or stock appreciate right when its exercise price is equal to or greater than the Fair Market Value of the underlying Stock and grant in substitution therefore new Awards, equity, cash or other property (other than adjustments pursuant to Section 12); (iii) the Committee may not authorize the repurchase of an outstanding Option or stock appreciate right which has an exercise price that is higher than the then-current fair market value of the Stock (other than adjustments pursuant to Section 12); (iv) the Committee may not cancel any outstanding Option or stock appreciate right and grant in substitution therefore new Awards as part of a strategy to materially enhance the position of the holder of such Options or stock appreciate rights with respect to their value as of the time of such substitution (other than adjustments pursuant to Sections 4(e) and 12), and (v) the Committee may not take any other action that is treated as a repricing under generally accepted accounting principles (other than adjustments pursuant to Sections 4(e) and 12). A cancellation and exchange or substitution described in clauses (ii) and (iv) of the preceding sentence will be considered a repricing regardless of whether the Option, stock appreciate right, Restricted Stock, Restricted Stock Unit or other equity is delivered simultaneously with the cancellation, regardless of whether it is treated as a repricing under generally accepted accounting principles, and regardless of whether it is voluntary on the part of the Participant.
12.
CHANGE IN CONTROL, LIQUIDATION, MERGER OR ASSET SALE

(a)   In the event of a merger of the Company with or into another corporation or the sale of substantially all of the assets of the Company, outstanding Awards may be assumed or equivalent awards may be substituted by the successor corporation or a parent or subsidiary thereof  (the “Successor Corporation”). If an Award is assumed or substituted for, the Award or equivalent award shall continue to be exercisable and/or payable as provided in the original terms thereof for so long as the Participant serves as an Employee, Director or Consultant or an employee, director or consultant of the Successor Corporation. Following such assumption or substitution, if the Participant’s status as an Employee, Director or Consultant or employee, director or consultant of the Successor Corporation, as applicable, is terminated other than upon a voluntary resignation, all Awards shall become immediately and fully exercisable and payable. Thereafter, the Award shall remain exercisable and/or payable in accordance with the terms of this Plan. If the Successor Corporation does not assume an outstanding Award or substitute for it an equivalent award, all Awards shall become immediately and fully exercisable and payable. In such event with respect to Options, the Board shall notify the Participant that the Option shall be fully exercisable for a period of sixty (60) days from the date of such notice, and upon the expiration of such period, the Option shall terminate.
For the purposes of this Section 12(a), an Award shall be considered assumed if, following the merger or sale of assets, the new Award confers the right to purchase or receive consideration, for each Share or right subject to the Award immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares).
(b)   In the event of a Change in Control, at the option of the Board, (i) all Awards outstanding on the date of such Change in Control shall become immediately and fully exercisable and payable, and (ii) a Participant will be permitted to surrender for cancellation within sixty (60) days after such Change in Control, any Option or portion of an Option which was granted more than six (6) months prior to the date of such surrender, to the extent not yet exercised, and to receive a cash payment in an amount equal to the excess, if any, of the Fair Market Value (on the date of surrender) of the Shares subject to the Option or portion thereof surrendered, over the aggregate purchase price for such Shares under the Option.
(c)   In the event of a proposed dissolution or liquidation of the Company, all Awards shall become fully vested, exercisable and payable. To the extent an Option remains unexercised at the time of the dissolution or liquidation, the Option shall terminate.
13.
MISCELLANEOUS

(a)   Nothing in the Plan or in any Agreement shall confer upon any Participant the right to continue in the service or employment of the Company or any Affiliate or affect any right which the Company or any Affiliate may have to terminate or modify the employment or provision of service of the Participant with or without cause.
(b)   The Company shall have a right to withhold from any payment of cash or Stock to a Participant or other person under the Plan an amount sufficient to cover any required withholding taxes, including the Participant’s social security and Medicare taxes (FICA) and Federal, state, local income tax or such other applicable taxes (“Taxes”) with respect to income arising from payment of the Award. The Company shall have the right to require the payment of any Taxes before issuing any Stock pursuant to the Award. The Committee may, if it deems appropriate in the case of a Participant, withhold such Taxes through a reduction of the number of Shares delivered to such individual, or allow the Participant to elect to cover all or any part of the required withholdings, and to cover any additional withholdings up to the amount needed to cover the Taxes with respect to income arising from payment of the Award, through a reduction of the number of Shares delivered to such individual or a subsequent return to the Company of Shares held by the Participant or other person, in each case valued in the same manner as used in computing the withholding taxes under the applicable laws. Notwithstanding the foregoing or any provisions of the Plan to the contrary, any broker-assisted cashless exercise shall comply with the requirements for equity classification of Paragraph 35 of FASB Statement No. 123(R) and any withholding satisfied through a net-settlement shall be limited to the minimum statutory withholding requirements.
(c)   Awards received by a Participant under this Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of any termination, indemnity or severance pay laws and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate, unless expressly so provided by such other plan, contract or arrangement, or unless the Board so determines.
(d)   Subject to the provisions of the Plan, (i) unless otherwise determined by the Committee, no Award and no right under any Award shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or by the laws of descent and distribution, provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any property distributable, with respect to any Award upon the death of the Participant, (ii) each Award, and each right under any Award, shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative, and (iii) no Award and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company. The provisions of this paragraph shall not apply to any Award that has been fully exercised, earned or paid, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.
(e)   This Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under this Plan. Neither the Company, its Affiliates, nor the Board shall be deemed to be a trustee of any amounts to be paid under this Plan nor shall anything contained in this Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant or Successor. To the extent any person acquires a right to receive an Award under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.
(f)   Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by this Plan and the applicable Agreement. Except as may be required by law, neither the Company nor any member or former member of the Board, nor any other person participating (including participation pursuant to a delegation of authority hereunder) in any determination of any question under this Plan, or in the interpretation, administration or application of this Plan, shall have any liability to any party for any action taken, or not taken, under this Plan.
(g)   No certificate for Shares distributable pursuant to this Plan shall be issued and delivered unless the issuance of such certificate complies with all applicable legal requirements, including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended and in effect from time to time or any successor statute, the Exchange Act and the requirements of the exchanges on which the Company’s Shares may, at such time be listed.
(h)   To the extent that federal laws do not otherwise control, this Plan and all determinations made and actions taken pursuant to this Plan shall be governed by the laws of Delaware and construed accordingly.
(i)   In the event that any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
(j)   No fractional shares shall be issued or delivered pursuant to this Plan or any Agreement, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.
(k)   Notwithstanding any provision of the Plan or an Agreement to the contrary, if any Award or benefit provided under this Plan is subject to the provisions of Section 409A, the provisions of the Plan and any applicable Agreement shall be administered, interpreted and construed in a manner necessary to comply with Section 409A or an exception thereto (or disregarded to the extent such provision cannot be so administered, interpreted or construed). The following provisions shall apply, as applicable:
(i)   For purposes of Section 409A, and to the extent applicable to any Award or benefit under the Plan, it is intended that distribution events qualify as permissible distribution events for purposes of Section 409A and shall be interpreted and construed accordingly. With respect to payments subject to Section 409A, the Company reserves the right to accelerate and/or defer any payment to the extent permitted and consistent with Section 409A. Whether a Participant has Separated from Service will be determined based on all of the facts and circumstances and, to the extent applicable to any Award or benefit, in accordance with the guidance issued under Section 409A. For this purpose, a Participant will be presumed to have experienced a Separation from Service when it is anticipated that the level of bona fide services performed permanently will decrease to a level less than twenty percent (20%) of the average level of bona fide services performed by the Participant during the immediately preceding thirty-six (36) month period or such other applicable period as provided by Section 409A.

(ii)   The Committee, in its discretion, may specify the conditions under which the payment of all or any portion of any Award may be deferred until a later date. Deferrals shall be for such periods or until the occurrence of such events, and upon such terms and conditions, as the Committee shall determine in its discretion, in accordance with the provisions of Section 409A, the regulations and other binding guidance promulgated thereunder; provided, however, that no deferral shall be permitted with respect to Awards to the extent it would result in a violation of Section 409A. An election shall be made by filing an election with the Company (on a form provided by the Company) on or prior to December 31st of the calendar year immediately preceding the beginning of the calendar year (or other applicable service period) to which such election relates (or at such other date as may be specified by the Committee to the extent consistent with Section 409A) and shall be irrevocable for such applicable calendar year (or other applicable service period).
(iii)   The grant of Options and stock appreciation rights shall be granted under terms and conditions consistent with Treas. Reg. §1.409A-1(b)(5) such that any such Award does not constitute a deferral of compensation under Section 409A. Accordingly, any such Award may be granted with respect to Stock of the Company and any Subsidiary and Affiliate in which the Company has a controlling interest. In determining whether the Company has a controlling interest, the rules of Treas. Reg. §1.414(c)-2(b)(2)(i) shall apply; provided that the language “at least 50 percent” shall be used instead of  “at least 80 percent” in each place it appears; provided, further, where legitimate business reasons exist (within the meaning of Treas. Reg. §1.409A-1(b)(5)(iii)(E)(i)), the language “at least 20 percent” shall be used instead of  “at least 80 percent” in each place it appears. The rules of Treas. Reg. §§1.414(c)-3 and 1.414(c)-4 shall apply for purposes of determining ownership interests.
(iv)   In no event shall any member of the Committee or the Company have any liability to any Participant (or any other Person) due to the failure of an Award to satisfy the requirements of Section 409A.

ANNUAL MEETING OF STOCKHOLDERS OF NATHAN’S FAMOUS, INC. September 18, 2019 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting, Proxy Statement and Proxy Card are available at http://phx.corporate-ir.net/phoenix.zhtml?c=113414&p=proxy Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of the following nominees, as set forth in the proxy statement: O Robert J. Eide O Eric Gatoff O Brian S. Genson O Barry Leistner O Howard M. Lorber O Wayne Norbitz O A.F. Petrocelli O Charles Raich 2. The adoption of the Nathan’s Famous. Inc. 2019 Stock Incentive Plan. 3. Ratification of the appointment of Marcum LLP as the independent registered public accounting firm of Nathan’s Famous, Inc. for fiscal 2020. 4. A non-binding stockholder proposal to request that the Board of Directors initiate the appropriate processes to amend Nathan’s Famous, Inc.’s certificate of incorporation and/or by-laws to require a majority vote in uncontested elections of directors of Nathan’s Famous, Inc. Upon such other business as may properly come before the meeting. PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE. The items of business are more fully described in the Proxy Statement. Only stockholders of record on July 23, 2019 may vote at the Annual Meeting or any adjournment thereof. The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no such direction is made, this proxy will be voted “FOR” proposals 1, 2 AND 3 and will be voted ABSTAIN on proposal 4. If any other matters properly come before the Annual Meeting, the persons named in this proxy will vote in their discretion. FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED BELOW IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3 AND ABSTAIN ON PROPOSAL 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK AND VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the ------------------ e n v e l o p e p r o v i d e d . ---------------- 20833300000000000000 5 091819 FOR AGAINST ABSTAIN GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

14475 NATHAN’S FAMOUS, INC. 2019 ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned appoints Howard M. Lorber and Eric Gatoff, or either of them, attorneys and Proxies with full power of substitution in each of them, in the name and stead of the undersigned to vote as Proxy all the stock of the undersigned in Nathan’s Famous, Inc., a Delaware corporation, at the Annual Meeting of Stockholders scheduled to be held on September 18, 2019 and any adjournments thereof. Only stockholders of record on July 23, 2019 may vote at the Annual Meeting or any adjournment thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR ELECTION AS DIRECTORS IN PROPOSAL 1, FOR PROPOSALS 2 AND 3 AND ABSTAIN ON PROPOSAL 4 AND IN THE DISCRETION OF THE PERSONS DESIGNATED ABOVE WITH RESPECT TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. This Proxy will be valid until the completion of the Annual Meeting. IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY! (Continued and to be signed on the reverse side) 1.1